Exhibit 4.2












                   MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                  DEPOSITOR,

                             __________________,
                                  SERVICER,


                                     AND

                              _________________
                                   TRUSTEE




                       POOLING AND SERVICING AGREEMENT
                    Dated as of __________________ 1, 199_

                        Manufactured Housing Contract
                 Senior/Subordinate Pass-Through Certificates
                               Series - 199_-_


                              TABLE OF CONTENTS

                                                                         Page
                                                                         ----

                                  ARTICLE I

                                 DEFINITIONS
                                 -----------

     Section 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . I-1

                                  ARTICLE II

                     CONVEYANCE OF CONTRACTS; TRUST FUND;
                       PERFECTION OF SECURITY INTEREST;
                             CUSTODY OF CONTRACTS

     Section 2.01.  Conveyance of Contracts and Other
                     Rights . . . . . . . . . . . . . . . . . . . . . .  II-1
     Section 2.02.  Filing; Name Change or Relocation . . . . . . . . .  II-2
     Section 2.03.  Acceptance by Trustee . . . . . . . . . . . . . . .  II-4
     Section 2.04.  Conditions to Closing . . . . . . . . . . . . . . .  II-4
     Section 2.05.  REMIC Election; Designation of Regular
                     and Residual Interests; Tax Year . . . . . . . . .  II-4
     Section 2.06.  Designation of Startup Day  . . . . . . . . . . . .  II-4

                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     Section 3.01.  Representations and Warranties
                      Regarding the Contract Seller . . . . . . . . . . III-1
     Section 3.02.  Representations and Warranties
                      Regarding Each Contract . . . . . . . . . . . . . III-2
     Section 3.03.  Representations and Warranties
                     Regarding the Contracts in
                     the Aggregate  . . . . . . . . . . . . . . . . . . III-6
     Section 3.04.  Representations and Warranties
                     Regarding the Contract Files . . . . . . . . . . . III-7
     Section 3.06.  Representation and Warranty of the
                     Depositor  . . . . . . . . . . . . . . . . . . . . III-9

                                  ARTICLE IV

                               THE CERTIFICATES

     Section 4.01.  The Certificates  . . . . . . . . . . . . . . . . .  IV-1
     Section 4.02.  Registration of Transfer and
                     Exchange of Certificates . . . . . . . . . . . . .  IV-2
     Section 4.03.  Mutilated, Destroyed, Lost or Stolen
                     Certificate  . . . . . . . . . . . . . . . . . . .  IV-5
     Section 4.04.  Persons Deemed Owners . . . . . . . . . . . . . . .  IV-5
     Section 4.05.  Appointment of Paying Agent . . . . . . . . . . . .  IV-5
     Section 4.06.  Access to List of Certificateholders'
                     Names and Addresses  . . . . . . . . . . . . . . .  IV-6
     Section 4.07.  Authenticating Agents . . . . . . . . . . . . . . .  IV-6
     Section 4.08.  Class R Certificate . . . . . . . . . . . . . . . .  IV-7

                                  ARTICLE V

                  ADMINISTRATION AND SERVICING OF CONTRACTS

     Section 5.01.  Responsibility for Contract
                     Administration and Servicing . . . . . . . . . . . . V-1
     Section 5.02.  Standard of Care  . . . . . . . . . . . . . . . . . . V-1
     Section 5.03.  Records . . . . . . . . . . . . . . . . . . . . . . . V-1
     Section 5.04.  Inspection  . . . . . . . . . . . . . . . . . . . . . V-1
     Section 5.05.  Reserved. . . . . . . . . . . . . . . . . . . . . . . V-2
     Section 5.06.  Payment of Taxes  . . . . . . . . . . . . . . . . . . V-2
     Section 5.07.  Enforcement . . . . . . . . . . . . . . . . . . . . . V-2
     Section 5.08.  Reserved. . . . . . . . . . . . . . . . . . . . . . . V-3
     Section 5.09.  Maintenance of Hazard Insurance
                     Policies . . . . . . . . . . . . . . . . . . . . . . V-3
     Section 5.10.  Fidelity Bond and Errors and Omissions
                     Insurance  . . . . . . . . . . . . . . . . . . . . . V-4
     Section 5.11.  Collections under Hazard Insurance
                     Policies; Consent to Transfers of
                     Manufactured Homes; Assumption
                     Agreements . . . . . . . . . . . . . . . . . . . . . V-5
     Section 5.12.  Realization upon Defaulted Contracts  . . . . . . . . V-5
     Section 5.13.  Costs and Expenses  . . . . . . . . . . . . . . . . . V-6
     Section 5.14.  Trustee to Cooperate  . . . . . . . . . . . . . . . . V-6
     Section 5.15.  Servicing and Other Compensation  . . . . . . . . . . V-6
     Section 5.16.  Custody of Contracts  . . . . . . . . . . . . . . . . V-7
     Section 5.17.  Reserved  . . . . . . . . . . . . . . . . . . . . . . V-8
     Section 5.18.  REO Disposition . . . . . . . . . . . . . . . . . . . V-8

                                  ARTICLE VI

               PAYMENTS TO THE CERTIFICATEHOLDERS; WITHDRAWALS
                           FROM CERTIFICATE ACCOUNT

     Section 6.01.  Monthly Payments  . . . . . . . . . . . . . . . . .  VI-1
     Section 6.02.  Permitted Withdrawals from the
                     Certificate Account  . . . . . . . . . . . . . . .  VI-2
     Section 6.03.  Monthly Advances by the Servicer  . . . . . . . . .  VI-3
     Section 6.04.  Establishment of and Deposits in
                     Certificate Accounts . . . . . . . . . . . . . . .  VI-4

                                 ARTICLE VII

                                   REPORTS

     Section 7.01.  Monthly Reports . . . . . . . . . . . . . . . . . . VII-1
     Section 7.02.  Certificate of Servicing Officer  . . . . . . . . . VII-2
     Section 7.03.  Other Data  . . . . . . . . . . . . . . . . . . . . VII-2
     Section 7.04.  Annual Statement as to Compliance . . . . . . . . . VII-2
     Section 7.05.  Annual Independent Public Accountants'
                     Servicing Report . . . . . . . . . . . . . . . . . VII-2
     Section 7.06.  Statements to Certificateholders  . . . . . . . . . VII-3

                                 ARTICLE VIII

                 INDEMNITIES; THE DEPOSITOR AND THE SERVICER

     Section 8.01.  Liabilities to Obligors . . . . . . . . . . . . .  VIII-1
     Section 8.02.  Tax Indemnification . . . . . . . . . . . . . . .  VIII-1
     Section 8.03.  Servicer's Indemnities  . . . . . . . . . . . . .  VIII-1
     Section 8.04.  Operation of Indemnities  . . . . . . . . . . . .  VIII-1
     Section 8.05.  Merger or Consolidation of the
                     Depositor, the Contract Seller
                     or the Servicer  . . . . . . . . . . . . . . . .  VIII-1
     Section 8.06.  Limitation on Liability of the
                     Depositor and Others . . . . . . . . . . . . . .  VIII-2
     Section 8.07.  Assignment by Servicer  . . . . . . . . . . . . .  VIII-2
     Section 8.08.  Successor to the Servicer . . . . . . . . . . . .  VIII-3

                                  ARTICLE IX

                                   DEFAULT

     Section 9.01.  Events of Default . . . . . . . . . . . . . . . . .  IX-1
     Section 9.02.  Waiver of Defaults  . . . . . . . . . . . . . . . .  IX-2
     Section 9.03.  Trustee to Act; Appointment of
                     Successor  . . . . . . . . . . . . . . . . . . . .  IX-2
     Section 9.04.  Notification to Certificateholders  . . . . . . . .  IX-2
     Section 9.05.  Effect of Transfer  . . . . . . . . . . . . . . . .  IX-2

                                  ARTICLE X

                            CONCERNING THE TRUSTEE

     Section 10.01.  Duties of Trustee  . . . . . . . . . . . . . . . . . X-1
     Section 10.02.  Certain Matters Affecting the Trustee  . . . . . . . X-2
     Section 10.03.  Trustee Not Liable for Certificates
                       or Contracts . . . . . . . . . . . . . . . . . . . X-3
     Section 10.04.  Trustee May Own Certificates . . . . . . . . . . . . X-3
     Section 10.05.  Servicer to Pay Fees and Expenses of
                      Trustee . . . . . . . . . . . . . . . . . . . . . . X-3
     Section 10.06.  Eligibility Requirements for Trustee . . . . . . . . X-4
     Section 10.07.  Resignation and Removal of the Trustee . . . . . . . X-4
     Section 10.08.  Successor Trustee  . . . . . . . . . . . . . . . . . X-5
     Section 10.09.  Merger or Consolidation of Trustee . . . . . . . . . X-5
     Section 10.10.  Appointment of Co-Trustee or Separate
                      Trustee . . . . . . . . . . . . . . . . . . . . . . X-6
     Section 10.11.  Appointment of Office or Agency  . . . . . . . . . . X-7
     Section 10.12.  REMIC Compliance . . . . . . . . . . . . . . . . . . X-7

                                  ARTICLE XI

                                 TERMINATION

     Section 11.01.  Termination  . . . . . . . . . . . . . . . . . . .  XI-1

                                 ARTICLE XII

                           MISCELLANEOUS PROVISIONS

     Section 12.01.  Severability of Provisions . . . . . . . . . . . . XII-1
     Section 12.02.  Limitation on Rights of
                      Certificateholders  . . . . . . . . . . . . . . . XII-1
     Section 12.03.  Acts of Certificateholders . . . . . . . . . . . . XII-2
     Section 12.04.  Calculations . . . . . . . . . . . . . . . . . . . XII-2
     Section 12.05.  Amendment  . . . . . . . . . . . . . . . . . . . . XII-2
     Section 12.06.  Recordation of Agreement . . . . . . . . . . . . . XII-4
     Section 12.07.  Contribution of Assets . . . . . . . . . . . . . . XII-4
     Section 12.08.  Duration of Agreement  . . . . . . . . . . . . . . XII-4
     Section 12.09.  Governing Law  . . . . . . . . . . . . . . . . . . XII-5
     Section 12.10.  Notices  . . . . . . . . . . . . . . . . . . . . . XII-5
     Section 12.11.  Merger and Integration of Documents  . . . . . . . XII-5
     Section 12.12.  Headings . . . . . . . . . . . . . . . . . . . . . XII-5
     Section 12.13.  Counterparts . . . . . . . . . . . . . . . . . . . XII-5

EXHIBITS

     EXHIBIT A-1    CONTRACT SCHEDULE . . . . . . . . . . . . . . . . . A-1-1
     EXHIBIT A-2          CONTENTS OF CONTRACT FILE . . . . . . . . . . A-2-1
     EXHIBIT B      FORM OF FACE OF CLASS A CERTIFICATE . . . . . . . . . B-1
     EXHIBIT C      FORM OF FACE OF CLASS B CERTIFICATE . . . . . . . . . C-1
     EXHIBIT D	    FORM OF FACE OF CLASS R CERTIFICATE . . . . . . . . . D-1
     EXHIBIT E      FORM OF REVERSE OF CLASS A AND CLASS B
                     CERTIFICATES . . . . . . . . . . . . . . . . . . . . E-1
     EXHIBIT F      CERTIFICATE REGARDING SUBSTITUTION OF
                     ELIGIBLE SUBSTITUTE CONTRACT . . . . . . . . . . . . F-1
     EXHIBIT G      CERTIFICATE OF SERVICING OFFICER  . . . . . . . . . . G-1
     EXHIBIT H      TRANSFER AFFIDAVIT  . . . . . . . . . . . . . . . . . H-1
     EXHIBIT I      FORM OF INVESTMENT LETTER . . . . . . . . . . . . . . I-1


     This Pooling and Servicing Agreement, dated as of _______ 1, 199_, is executed by and among Merrill Lynch Mortgage Investors, Inc., as Depositor of the Contracts that are referred to herein (together with its permitted successors and assigns, the "Depositor"), __________________, as Contract Seller and Servicer (together with its permitted successors and assigns, the "Servicer"), and _________________, as trustee (together with its permitted successors and assigns, the "Trustee").

     In consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                  ARTICLE I

                                 DEFINITIONS
                                 -----------


     Section 1.01.  Definitions.  Whenever used herein, unless the context
                    -----------
otherwise requires, the following words and phrases shall have the following meanings:

     ACTUARIAL ADVANCE: With respect to any Due Period and any Actuarial
     -----------------
Contract, the amount, if any, of the interest portion of the related scheduled monthly payment that was not timely made.

     ACTUARIAL CONTRACT: Any Contract pursuant to which the portion of any
     ------------------
scheduled monthly payment allocable to interest is calculated on the basis that each scheduled monthly payment is applied on its Due Date, regardless of when it is actually made.

     AFFILIATE: As to any specified Person, any other Person controlling or
     ---------
controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     AGGREGATE NET LIQUIDATION LOSSES: With respect to the time of reference
     --------------------------------
thereto, the aggregate of the amounts by which (i) the outstanding principal balance of each Contract that, during such time of reference, had become a Liquidated Contract plus accrued and unpaid interest thereon (adjusted to the Net Contract Rate) to the Due Date for such Contract in the Due Period in which such Contract became a Liquidated Contract exceeds (ii) the Net Liquidation Proceeds for such Contract.

     AGREEMENT: This Pooling and Servicing Agreement and all amendments
     ---------
hereof and supplements hereto.

     AMORTIZATION SCHEDULE: With respect to any Contract, the amortization
     ---------------------
schedule for such Contract at the time of reference thereto after adjustments for previous Partial Prepayments but without giving effect to any adjustments by reason of the bankruptcy of the Obligor or any similar proceeding or moratorium or any waiver, extension or grace period.

     ANNUAL PERCENTAGE RATE OR APR: As to any Contract and any time, the rate
     -----------------------------
of interest then being borne by such Contract, as set forth on the face thereof.

     APPLICANTS: Certificateholders who apply in writing to the Trustee for
     ----------
the names and addresses of other Certificateholders pursuant to Section 4.06.

     APPRAISED VALUE: With respect to any Manufactured Home, the value of
     ---------------
such Manufactured Home as determined by a professional appraiser or an employee of the Servicer who, as part of such employment, regularly appraises manufactured housing units.

     AUTHENTICATING AGENT: An authenticating agent appointed pursuant to
     --------------------
Section 4.07.

     AVAILABLE DISTRIBUTION AMOUNT: As to any Distribution Date, (a) the sum
     -----------------------------
of (i) the amount on deposit in the Certificate Account as of the end of the Due Period ending immediately prior to such Distribution Date and (ii) the Monthly Advance made in respect of such Distribution Date reduced by (b) the sum of (i) aggregate Repossession Profits and (ii) amounts permitted to be withdrawn by the Servicer from the Certificate Account pursuant to clauses
(i) through (v), inclusive, of Section 6.02.


     BOOK-ENTRY CERTIFICATE: Any Class A Certificate or Class B Certificate
     ----------------------
registered in the name of the Depository or its nominee ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or (ii) a day
     ------------
on which banking institutions in the States of ________, ________ or ___________ are authorized or obligated by law or executive order to be closed.

     CERTIFICATE: A Certificate for Manufactured Housing Contract
     -----------
Senior/Subordinate Pass-Through Certificates, Series 199_-_ executed and delivered by the Trustee substantially in the form of Exhibits B, C or D and E (reverse of all Certificates).

     CERTIFICATE ACCOUNT: The custodial account or accounts created and
     -------------------
maintained pursuant to Section 6.04.

     CERTIFICATEHOLDER or HOLDER: The Person in whose name a Certificate is
     -----------------    ------
registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Class A Certificate and any Class B Certificate registered in the name of the Depositor, the Servicer or any Affiliate of the Servicer and any Class A Certificate and any Class B Certificate in respect of which the Servicer or any Affiliate of the Servicer is the Certificate Owner shall be deemed not to be outstanding and the Percentage Interest and Fractional Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Fractional Interests necessary to effect any such consent, waiver, request or demand has been obtained, unless, in the case of the Class A Certificates, all the Class A Certificates are held by such Persons, in the case of the Class B Certificates, all Class B Certificates are held by such persons, or, all Class A Certificates are held by such persons, or such Certificates have been fully paid.

     CERTIFICATE OWNER: With respect to a Class A Certificate or a Class B
     -----------------
Certificate, the person who is the beneficial owner of a Book-Entry
Certificate.

     CERTIFICATE REGISTER: The register maintained pursuant to Section 4.02.
     --------------------

     CERTIFICATE REGISTRAR: The Trustee or the agent appointed pursuant to
     ---------------------
Section 4.02(a)

     CLASS OR CLASS A, Class B or Class R: Pertaining to Class A, Class B
     ------------------------------------
Certificates and/or Class R Certificate, as the case may be.

     CLASS A CERTIFICATES: Any one of the Certificates designated Class A,
     --------------------
executed and authenticated as provided herein, substantially in the form set forth in Exhibits B and E hereto.

     CLASS A DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate
     ---------------------------
amount distributed to Class A Certificateholders on such Distribution Date pursuant to Section 6.01.

     CLASS A INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Distribution
     --------------------------------------------
Date, an amount equal to the sum of (a) one month's interest at the Class A Pass-Through Rate on the Class A Principal Balance as of such Distribution Date (before giving effect to the distribution on such Distribution Date) and
(b) any Class A Unpaid Interest Shortfall.

     CLASS A INTEREST SHORTFALL: As to any Distribution Date, any amount by
     --------------------------
which the amount distributed to Class A Certificateholders on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class A Interest Formula Distribution Amount".

     CLASS A PASS-THROUGH RATE: _____% per annum.
     -------------------------

     CLASS A PRINCIPAL BALANCE: At any time, the Original Class A Principal
     -------------------------
Balance minus the sum of all amounts previously distributed to the Class A Certificateholders since the Closing Date pursuant to clause (ii)(a) of
Section 6.01(a).

     CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date, the
     ---------------------------------
amount, if any, by which the aggregate of the Class A Interest Shortfalls for prior Distribution Dates is in excess of the aggregate of the amounts distributed to Class A Certificateholders on prior Distribution Dates described in clause (b) of the definition of "Class A Interest Formula Distribution Amount", plus accrued interest (to the extent payment thereof is legally permissible) at the Class A Pass-Through Rate on the amount thereof from such prior Distribution Date to such current Distribution Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed to Class A Certificateholders on any particular Distribution Date, the distribution of interest to Class A Certificateholders on such Distribution Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class A Interest Formula Distribution Amount" and then to any Class A Unpaid Interest Shortfall pursuant to such clause (b).

     CLASS B CERTIFICATE: Any one of the Certificates designated Class B,
     -------------------
executed and authenticated as provided herein, substantially in the form set forth in Exhibits C and E hereto.

     CLASS B DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate
     ---------------------------
amount distributed to Class B Certificateholders on such Distribution Date pursuant to Section 6.01.

     CLASS B INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Distribution
     --------------------------------------------
Date, an amount equal to the sum of (a) one month's interest at the Class B Pass-Through Rate on the Class B Principal Balance as of such Distribution Date (before giving effect to the distribution on such Distribution Date) and
(b) any Class B Unpaid Interest Shortfall.

     CLASS B INTEREST SHORTFALL: As to any Distribution Date, any amount by
     --------------------------
which the amount distributed from the Certificate Account to Class B Certificateholders on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class B Interest Formula Distribution Amount".

     CLASS B PASS-THROUGH RATE: As to any Distribution Date, the lesser of
     -------------------------
(i) ____% per annum and (ii) the Weighted Average Net Contract Rate for such Distribution Date.

     CLASS B PRINCIPAL BALANCE: At any time, the Original Class B Principal
     -------------------------
Balance minus the sum of all amounts previously distributed to the Class B Certificateholders pursuant to clause (iv) of Section 6.01(a).

     CLASS B UNPAID INTEREST SHORTFALL: As to any Distribution Date, the
     ---------------------------------
amount, if any, by which the aggregate of the Class B Interest Shortfalls for prior Distribution Dates is in excess of the aggregate of the amounts distributed to the Class B Certificateholders on prior Distribution Dates described in clause (b) of the definition of "Class B Interest Formula Distribution Amount", plus accrued interest (to the extent payment thereof is legally permissible) at the Class B Pass-Through Rate on the amount thereof from such prior Distribution Date to such current Distribution Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed to Class B Certificateholders on any particular Distribution Date, the distribution of interest to Class B Certificateholders on such Distribution Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class B Interest Formula Distribution Amount" and then to any Class B Unpaid Interest Shortfall pursuant to such clause (b).

     CLASS R CERTIFICATE: The Certificate executed and authenticated as
     -------------------
provided herein, substantially in the form set forth in Exhibits D and E hereto.

     CLASS R DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate
     ---------------------------
amount distributed to the Class R Certificateholder pursuant to Section 6.01.

     CLOSING DATE: _________ __, 199_.
     ------------

     CODE: The Internal Revenue Code of 1986, as amended.
     ----

     COMPUTER TAPE: The computer tape generated by the Contract Seller which
     -------------
provides information relating to the Contracts, and includes the master file and the history file.

     CONTRACT FILE: As to each Contract that is not a Land Home Contract, (a)
     -------------
the original copy of the Contract, (b) the original title document, or application for title, for the related Manufactured Home of the type issued to lienholders, unless the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of such title documents for manufactured housing; (c) evidence of one or more of the following types of perfection of the security interest in the related Manufactured Home granted by such Contract, as appropriate: (1) notation of such security interest on the title document, (2) a financing statement meeting the requirements of the UCC, with evidence of recording in the appropriate offices indicated thereon, or (3) such other evidence of perfection of a security interest in a manufactured housing unit as is customary in such jurisdiction; (d) the assignment of the Contract from the originator to _________; and (e) any extension, modification or waiver agreement(s). As to each Land Home Contract, (a) the original copy of the Contract, (b) the related Mortgage with evidence of recording thereon and any title document for the related Manufactured Home, (c) an assignment of the Mortgage that is in blank (which may be a blanket assignment if permitted in the applicable jurisdiction), (d) if applicable, the assignment of the Contract from the originator to _________ and (e) any extensions modification or waiver agreement(s).

     CONTRACT POOL: The pool of Contracts held in the Trust Fund.
     -------------

     CONTRACT PRINCIPAL BALANCE: As to any Contract and any date of
     --------------------------
determination, the unpaid principal balance of such Contract as of such date of determination, computed on the basis of the simple interest method or the actuarial method, as the case may be.

     CONTRACT SCHEDULE: The list identifying each Contract constituting part
     -----------------
of the corpus of the Trust Fund, which list is attached hereto as Exhibit A, and which (a) identifies each Contract by contract number and name and address of the Obligor and (b) sets forth as to each Contract (i) the unpaid principal balance as of the Cut-off Date determined by giving effect to payments received prior to the Cut-off Date (ii) the amount of each monthly payment due from the Obligor, (iii) the APR and (iv) the maturity date.

     CONTRACT SELLER: _________ in its capacity as original seller of the
     ---------------
Contracts under the Sale and Purchase Agreement.

     CONTRACTS: The manufactured housing installment sale contracts and
     ---------
installment loan agreements described in the Contract Schedule and constituting part of the corpus of the Trust Fund, which Contracts are to be sold and assigned by the Depositor to the Trustee and which are the subject of this Agreement. The Contracts include, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto from and after the Cut-off Date, but exclude any rights to receive payments which are due pursuant thereto prior to the Cut-off Date.

     CORPORATE TRUST OFFICE: The principal office of the Trustee at which at
     ----------------------
any particular time its corporate business shall be administered, which office at the date of execution of this Agreement is located at
_____________________________________.

     CUT-OFF DATE: ____________ 1, 199_.
     ------------

     DEPOSITOR: Merrill Lynch Mortgage Investors, Inc., a Delaware
     ---------
corporation, or its successor in interest or any successor under this Agreement appointed as herein provided.

     DEPOSITORY: The initial Depository shall be The Depository Trust
     ----------
Company, the nominee of which is CEDE & CO., as the registered Holder of (i) one Class A Certificate evidencing $__________________ in initial aggregate principal balance of the Class A Certificates, and (ii) one Class B Certificate evidencing $_______________ in initial aggregate principal balance of the Class B Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the state of New York.

     DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial
     ----------------------
institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     DETERMINATION DATE: The ____ Business Day prior to each Distribution
     ------------------
Date.

     DISTRIBUTION DATE: The ____th day of any month, or if such ____th day
     -----------------
is not a Business Day, the first Business Day immediately following the 20th day of the month, commencing with _________ ____, 199_.

     DUE DATE: The day of the month on which each scheduled payment of
     --------
principal and interest is due on a Contract, exclusive of any days of grace.

     DUE PERIOD: With respect to any Distribution Date, the calendar month
     ----------
preceding the month of the Distribution Date.

     ELECTRONIC LEDGER: The electronic master record of the Contract Seller's
     -----------------
manufactured housing installment sales contracts and installment loan agreements clearly identifying each Contract that is part of the corpus of the Trust Fund.

     ELIGIBLE ACCOUNT: An account that is either (i) maintained with a
     ----------------
depository institution the long-term deposit rating or the long-term unsecured debt obligations of which (or in the case of the principal bank in a bank holding company system, the long-term unsecured debt obligations of such bank holding company) have been rated by each Rating Agency in one of its two highest rating categories, or maintained with a depository institution the commercial paper of which (or, in the case of a principal bank in a bank holding company system, of such bank holding company) is rated A-1+ by Standard & Poor's and P-1 by Moody's, (ii) a trust account maintained with the Trustee in its corporate trust department in which the funds are either uninvested or invested solely in Eligible Investments or (iii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency, without a reduction or withdrawal of either of the ratings of the Certificates.

     ELIGIBLE INVESTMENTS: One or more of the following:
     --------------------

          (a) obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

          (b) repurchase agreements on obligations specified in clause (a) maturing not more than one month from the date of acquisition thereof, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of the two highest rating categories available from such Rating Agency; and provided further that the short-term debt obligations of the party agreeing to repurchase shall be rated A-1+ by Standard & Poor's and P-1 by Moody's;

          (c) federal funds, certificates of deposit, time deposits and bankers' acceptances, each of which shall not have an original maturity of more than 90 days, of any depository institution or trust company incorporated under the laws of the United States or any state; provided
                                                               --------
that the long-term unsecured debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in one of the two highest rating categories available from such Rating Agency; and provided further that the short-term obligations of such depository institution or trust company shall be rated A-1+ by Standard & Poor's and P-1 by Moody's;

          (d) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof; provided that such commercial paper shall be rated A-1+
                      --------
by Standard & Poor's and P-1 by Moody's;

          (e) any money market fund rated AAm or AAm-G or higher by Standard & Poor's and acceptable to Moody's; and

          (f) other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not result in a reduction in or withdrawal of either of the then current ratings of the Certificates, as evidenced by a letter to such effect from each Rating Agency;

provided, however, that no instrument shall be an Eligible Investment if such instrument evidences a right to receive only interest payments with respect to the obligations underlying such instrument.

     EVENT OF DEFAULT: Any one of the events described in Section 9.01
     ----------------
hereof.

     EXTENSION FEE: Any extension fee paid by the Obligor on a Contract.
     -------------

     _________: __________________, a _________ corporation, or its successors in interest or assigns permitted under this Agreement.

     FIDELITY BOND: A fidelity bond to be maintained by the Servicer pursuant
     -------------
to Section 5.10.

     FIRST DISTRIBUTION DATE: _______________ __, 199_.
     -----------------------

     FORMULA PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, an
     -------------------------------------
amount equal to the sum of (a) the aggregate of the principal payments made during the related Due Period on the Contracts that were Outstanding at the beginning of such Due Period, (b) all Partial Prepayments received during the immediately preceding Due Period, (c) the Contract Principal Balance of each Contract for which a Principal Prepayment in Full was received during the immediately preceding Due Period, (d) the Contract Principal Balance of each Contract that became a Liquidated Contract during the immediately preceding Due Period, (e) the Contract Principal Balance of each Contract that was purchased during the immediately preceding Due Period pursuant to Section
3.05 and (f) any previously undistributed shortfalls in the distribution of the amounts in clauses (a) through (e) in respect of prior Distribution Dates.

     FRACTIONAL INTEREST: As to any Certificate of any Class, the product of
     -------------------
(a) the Percentage Interest evidenced by such Certificate multiplied by (b) the amount derived from dividing the Principal Balance of such Class by the sum of the Class A Principal Balance, and the Class B Principal Balance.

     GRADUATED PAYMENT CONTRACT: Any Contract bearing interest during an
     --------------------------
initial period at a fixed rate that is lower than the fixed rate borne thereafter.

     HAZARD INSURANCE POLICY:  With respect to each Contract, the policy of
     -----------------------
fire and extended coverage insurance required to be maintained for the related Manufactured Home, as provided in Section 5.09, and which, as provided in Section 5.09, may be a blanket insurance policy maintained by the Servicer in accordance with the terms and conditions of Section 5.09.

     INITIAL PRINCIPAL AMOUNT: $______________.
     ------------------------

     LAND HOME CONTRACT: A Contract that is secured, or intended to be
     ------------------
secured, by the lien of a Mortgage.

     LATE PAYMENT FEES: Any late payment fees paid by Obligors on Contracts,
     -----------------
determined in accordance with the terms thereof.

     LIQUIDATED CONTRACT: Any defaulted Contract as to which the Servicer has
     -------------------
determined that all amounts which it expects to recover from or on account of such Contract have been recovered; provided that any defaulted Contract
                                      --------
in respect of which the related Manufactured Home and, in the case of Land Home Contracts, Mortgaged Property have been realized upon and disposed of and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

     LIQUIDATION EXPENSES: All reasonable out-of-pocket expenses (exclusive
     --------------------
of overhead expenses) which are incurred by the Servicer in connection with the liquidation of any defaulted Contract, on or prior to the date on which the related Manufactured Home and, in the case of Land Home Contracts, Mortgaged Property are disposed of, including, without limitation, legal fees and expenses, any unreimbursed amount expended by the Servicer pursuant to
Section 5.06 or 5.09 (to the extent such amount is reimbursable under the terms of Section 5.06 or 5.09, as the case may be) respecting such Contract and any unreimbursed expenditures for property taxes or for property restoration or preservation that are related to such liquidation.

     LIQUIDATION PROCEEDS: Cash (including insurance proceeds other than
     --------------------
those applied to the restoration of the related Manufactured Home or released to the related Obligor in accordance with the normal servicing procedures of the Servicer) received in connection with the liquidation of defaulted Contracts, whether through repossession or otherwise.

     LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the
     -------------------
numerator of which is the original principal balance of the related Contract and the denominator of which is the Original Value of the related
Manufactured Home (including for this purpose the Original Value of any Mortgaged Property not constituting a part of the Manufactured Home).

     MANUFACTURED HOME: A unit of manufactured housing which meets the
     -----------------
requirements of Section 25(e)(10) of the Code, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

     MONTHLY ADVANCE:  With respect to each Distribution Date, the sum of the
     ---------------
Actuarial Advance and the Simple Interest Advance.

     MONTHLY ADVANCE REIMBURSEMENT AMOUNT:  Any amount received or deemed to
     ------------------------------------
be received by the Servicer pursuant to Section 6.03(c) in reimbursement of a Monthly Advance made out of its own funds.

     MONTHLY REPORT: The monthly report described in Section 7.01.
     --------------

     MONTHLY SERVICING FEE: As of any Distribution Date, an amount equal to
     ---------------------
one-twelfth of ___% (or, in the case of a successor Servicer engaged at any time after _________ is no longer the Servicer, the percentage agreed upon pursuant to Section 8.08) of the Pool Principal Balance for such Distribution Date.

     MOODY'S:  Moody's Investors Service, Inc. or its successor in interest.
     -------

     MORTGAGE: The mortgage creating a first lien on an estate in fee simple
     --------
interest in the real property securing a Contract.

     MORTGAGED PROPERTY: The property subject to a Mortgage.
     ------------------

     NET CONTRACT RATE: ___% plus the percentage then being used to calculate
     -----------------
the Monthly Servicing Fee.

     NET LIQUIDATION PROCEEDS: As to any Liquidated Contract, Liquidation
     ------------------------
Proceeds net of the sum of (i) Liquidation Expenses and (ii) any amount required to be paid to the Obligor or any other party with an interest in the Manufactured Home or any related Mortgaged Property that is senior to the interest of the Trust Fund.

     NONRECOVERABLE ADVANCE:  Any advance made or proposed to be made
     ----------------------
pursuant to Section 6.03, which the Servicer believes, in its good faith judgment, is not, or if made would not be, ultimately recoverable from Liquidation Proceeds or otherwise from the related Contract. In determining whether an advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment. The determination by the Servicer that any advance is, or if made would constitute, a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Trustee and stating the reasons for such determination.

     OBLIGOR: Each person who is indebted under a Contract or who has
     -------
acquired a Manufactured Home subject to a Contract.

     OFFICER'S CERTIFICATE: A certificate signed by the President, a Vice
     ---------------------
President, the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries or any other duly authorized officer of the Depositor or the Servicer, as appropriate, and delivered to the Trustee as required by this Agreement.

     OPINION OF COUNSEL: A written opinion of counsel, who may be the counsel
     ------------------
for the Depositor or the Servicer and who shall be reasonably acceptable to the Trustee.

     ORIGINAL CLASS A PRINCIPAL BALANCE:  $____________.
     ----------------------------------

     ORIGINAL CLASS B PRINCIPAL BALANCE:  $____________.
     ----------------------------------

     ORIGINAL VALUE: With respect to any Manufactured Home that was new at
     --------------
the time the related Contract was originated, the purchase price of such Manufactured Home (including, for this purpose, any Mortgaged Property not constituting a part of the Manufactured Home), plus taxes and, to the extent financed under such Contract, fees, insurance and prepaid finance charges. With respect to any Manufactured Home that was used at the time the related Contract was originated, the total delivered sales price of such Manufactured Home (including, for this purpose, any Mortgaged Property not constituting a part of the Manufactured Home), plus taxes and, to the extent financed under such Contract, fees, insurance and prepaid finance charges.

     OUTSTANDING: With respect to any Contract as to the time of reference
     -----------
thereto, a Contract that has not been fully prepaid, has not become a Liquidated Contract, and has not been purchased pursuant to Section 3.05 prior to such time of reference.

     OUTSTANDING AMOUNT ADVANCED:  As to any Distribution Date, the aggregate
     ---------------------------
of all Monthly Advances remitted by the Servicer out of its own funds pursuant to Section 6.03 less the aggregate of all Monthly Advance Reimbursement Amounts actually received prior to such Distribution Date.

     OWNERSHIP INTEREST: As defined in Section 4.08(c).
     ------------------

     PARTIAL PREPAYMENT: Any Principal Prepayment other than a Principal
     ------------------
Prepayment in Full.

     PASS-THROUGH RATE:  As to each Class of Certificates, the Class A Pass
     -----------------
Through Rate or the Class B Pass-Through Rate, as applicable.

     PAYING AGENT: Any paying agent appointed pursuant to Section 4.05.
     ------------

     PERCENTAGE INTEREST: As to any Certificate of any Class, the percentage
     -------------------
interest evidenced thereby in distributions required to be made on the Certificates of such Class, such percentage interest being equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate of the denominations of all of the outstanding Certificates of such Class (or, in the case of the Class R Certificate, being equal to the percentage specified on the face of such Class R Certificate).

     PERMITTED TRANSFEREE: As defined in Section 4.08(c).
     --------------------

     PERSON: Any individual, corporation, partnership, joint venture,
     ------
association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     POOL FACTOR: As of any Distribution Date and as to any Class of
     -----------
Certificates, the percentage obtained by dividing the Class A Principal Balance or the Class B Principal Balance, as the case may be (after giving effect to the distribution on such Distribution Date), by the Original Class A or the Original Class B Principal Balance, as the case may be, carried out to seven decimal places.

     POOL PRINCIPAL BALANCE: As to any Distribution Date, the aggregate of
     ----------------------
the Contract Principal Balances of each Contract which is Outstanding as of the last day of the Due Period preceding such Distribution Date.

     PRINCIPAL BALANCE:  The sum of the Class A Principal Balance, or the
     -----------------
Class B Principal Balance, as applicable.

     (PRINCIPAL PREPAYMENT: (i) Subject to clause (ii) of this definition,
      --------------------
with respect to any Due Date for a Contract, any payment or any portion thereof or other recovery on such Contract (other than a Liquidated Contract or a Contract repurchased pursuant to Section 3.05) received on or prior to such Due Date (but after the immediately preceding Due Date) that exceeds the amount necessary to bring such Contract current as of such Due Date and that the Obligor has notified or confirmed with the Servicer are to be treated as a prepayment of principal; (ii) notwithstanding the provisions of the preceding clause (i), if any payment or any portion thereof or other recovery on a Contract (other than a Liquidated Contract or a Contract repurchased pursuant to Section 3.05) is sufficient to pay the outstanding principal balance of such Contract, all accrued and unpaid interest at the APR to the payment date and, at the option of the Servicer, all other outstanding amounts owing on such Contract, the portion of the payments or recoveries on such Contract during such Due Period that is equal to the Contract Principal Balance of such Contract; and (iii) any cash deposit made with respect to a Contract pursuant to Section 3.05.)

     PRINCIPAL PREPAYMENT IN FULL: Any Principal Prepayment specified in
     ----------------------------
clause (ii) of the definition of the term "Principal Prepayment".

     RATING AGENCY: Either of Standard & Poor's or Moody's.
     -------------

     RECORD DATE: The close of business of the last Business Day of the month
     -----------
preceding the month of the related Distribution Date.

     REMIC: A real estate mortgage investment conduit within the meaning of
     -----
Section 860D(a) of the Code.

     REMIC PROVISIONS: Provisions of the federal income tax law relating to
     ----------------
real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     REPLACED CONTRACT: As defined in Section 3.05(a).
     -----------------

     REPOSSESSION PROFITS: As to any Distribution Date, the excess, if any,
     --------------------
of Net Liquidation Proceeds in respect of each Contract that became a Liquidated Contract during the related Due Period over the sum of the unpaid principal balance of such Contract plus accrued and unpaid interest at the related APR on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Obligor to the Due Date for such Contract in the month in which such Contract became a Liquidated Contract.

     REPURCHASE OBLIGATION: The obligation of the Contract Seller, set forth
     ---------------------
in Section 3.05, to repurchase the related Contracts as to which there exists an uncured breach of a representation or warranty contained in Section 3.02 or 3.03.

     REPURCHASE PRICE: With respect to any Contract required to be
     ----------------
repurchased hereunder an amount equal to the remaining principal amount outstanding on such Contract as of the beginning of the month of repurchase plus accrued interest from the Due Date with respect to which the Obligor last made a payment to the Due Date in the Due Period in which such Contract is repurchased.

     RESPONSIBLE OFFICER: When used with respect to the Trustee, the chairman
     -------------------
or vice chairman of the board of directors, the chairman or vice chairman of any executive committee of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     SALE AND PURCHASE AGREEMENT: The agreement for the sale and purchase of
     ---------------------------
Contracts by and between the Contract Seller and the Depositor, containing representations and warranties of the Contract Seller in respect of the Contracts.

     SENIOR CERTIFICATES:  The Class A Certificates.
     -------------------

     SENIOR PERCENTAGE:  As to any Distribution Date, the percentage derived
     -----------------
from the fraction (which shall not be greater than 1), the numerator of which is the Principal Balance of the Senior Certificates immediately prior to such Distribution Date and the denominator of which is the Pool Principal Balance immediately prior to such Distribution Date.

     SERVICER: _________ or its successor in interest or any successor under
     --------
this Agreement as provided by Section 8.08.

     SERVICING FILE: All documents, records, and other items maintained by
     --------------
the Servicer with respect to a Contract and not included in the corresponding Contract File, including the credit application, credit reports and verifications, appraisals, tax and insurance records, payment records, insurance claim records, correspondence, and the Computer Tape.

     SERVICING OFFICER: Any officer of the Servicer involved in, or
     -----------------
responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

     SIMPLE INTEREST ADVANCE: With respect to any Due Period and any Simple
     -----------------------
Interest Contract, an amount equal to (A) the product of (i) the Contract Principal Balance of such Contract on the first day of the related Due Period and (ii) one-twelfth of its APR minus (B) the amount of interest actually received on such Simple Interest Contract during such Due Period.

     SIMPLE INTEREST CONTRACT: Any Contract with respect to which payments
     ------------------------
of principal are calculated and applied on the simple interest method.

     STANDARD & POOR'S: Standard & Poor's Ratings Group, a Division of The
     -----------------
McGraw-Hill Companies, or its successor in interest.

     SUBORDINATE CERTIFICATES: The Class B Certificates.
     ------------------------

     SUBORDINATE PERCENTAGE: As to any Distribution Date, 100% minus the
     ----------------------
Senior Percentage for such Distribution Date.

     TRANSFER: As defined in Section 4.08(b).
     --------

     TRANSFER AFFIDAVIT: As defined in Section 4.08(b).
     ------------------

     TRANSFEREE: As defined in Section 4.08(b).
     ----------

     TRUSTEE:  _________________, or its successors or assigns or any
     -------
successor under this Agreement.

     TRUSTEE'S FEES: The fees, expenses and disbursements of the Trustee set
     --------------
forth in Section 10.05.

     TRUST FUND: The corpus of the trust created by this Agreement, to the
     ----------
extent described herein, consisting of the Contracts (including, without limitation, the security interest created thereby), including all rights to receive payments on the Contracts due on and after the Cut-off Date, such assets as shall from time to time be identified as deposited in the Certificate Account, a Manufactured Home and any related Mortgaged Property which secured a Contract (which has not been purchased pursuant to Section 3.05) and which have been acquired in realizing upon such Contract, the Mortgages, the Repurchase Obligation, the proceeds of the Hazard Insurance Policies, and all rights of the Depositor under the Sale and Purchase Agreement.

     UCC: The Uniform Commercial Code as in effect in the relevant
     ---
jurisdiction.

     UNDERWRITER:  Merrill Lynch, Pierce, Fenner & Smith Incorpo- rated.
     -----------

     WEIGHTED AVERAGE NET CONTRACT RATE:  As to any Distribution Date, the
     ----------------------------------
per annum rate equal to (i) the weighted average of the Annual Percentage Rates borne by the Contracts and applicable to scheduled payments due in the Due Period preceding such Distribution Date less (ii) ____________%.


                              (End of Article I)


                                  ARTICLE II

                     CONVEYANCE OF CONTRACTS; TRUST FUND;
                     ------------------------------------
                       PERFECTION OF SECURITY INTEREST;
                       --------------------------------
                             CUSTODY OF CONTRACTS
                             --------------------


     Section 2.01.  Conveyance of Contracts and Other Rights.
                    ----------------------------------------

          The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, sell, assign, set over and otherwise convey to the Trustee without recourse (i) all of the right, title and interest of the Depositor in and to the Contracts (including, without limitation, the security interests created thereby) and any related Mortgages, including all interest and principal due on or with respect to the Contracts on and after the Cut-off Date (other than payments of principal and interest first due on the Contracts before the Cut-off Date), (ii) all of the rights under any Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the creditor of such Contract, (iii) all documents contained in the Contract Files, and (iv) all proceeds derived from any of the foregoing.

     The ownership of each Contract and the contents of the related Contract File and Servicing File are vested in the Trustee. The contents of each Contract File and Servicing File are and shall be held in trust by the Servicer for the benefit of the Trustee as the owner thereof and the Servicer's possession of the contents of each Servicing File so retained is for the sole purpose of servicing the related Contract, and such retention and possession by the Servicer is in a custodial capacity only. Neither the Depositor nor the Servicer claim any ownership interest in the Contracts. The Servicer shall retain the customer list and have the right to solicit obligors for products it customarily makes available to obligors in general.

     It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If the conveyance of the Contracts from the Contract Seller to the Depositor to the Trustee is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee, in addition to the Trust Fund, all of the Depositor's right, title and interest in, to and under the obliga-tion deemed to be secured by said pledge; and it is the intention of this Agreement that the Contract Seller, and the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Contract Seller's, and the Depositor's right, title and interest in, to, and under the obligation deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of such security interest.

     If the conveyance of the Contracts from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Contract Seller, and the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of Contract Seller's and the Depositor's right, title and interest in, to and under the Contracts, all payments of principal of or interest on such Contracts, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person as an Owner of any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.


     Section 2.02.  Filing; Name Change or Relocation.  (a)(i) On or prior
                    ---------------------------------
to the Closing Date, the Servicer shall cause to be filed, in the office of the Secretary of State of each of the States of _____________ and ________, UCC-1 financing statements describing the Contracts as collateral and naming _________ as debtor and the Depositor as secured party. On or prior to the Closing Date, the Servicer shall cause to be filed, in the office of the Secretary of State of the State of New York and each of the States of _____________ and ________, a UCC-1 financing statement describing the Contracts as collateral and naming the Depositor as debtor and the Trustee as secured party. The Servicer shall also cause to be filed all necessary continuation statements for each of the foregoing UCC-1 financing statements.

     (ii) Subject to the following sentence, from time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Certificateholders' interests in the Contracts and their proceeds and the Manufactured Homes and any related Mortgaged Property against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. The Contract Seller, so long as it is the Servicer, shall not be required to cause notations to be made on any document of title relating to any Manufactured Home or to execute any transfer instrument (including, without limitation, any UCC-3 assignments) relating to any Manufactured Home (other than a notation or a transfer instrument necessary to show the Contract Seller as the lienholder or legal title holder) or to file documents in real property records with respect to a Manufactured Home or related Contract or any related Mortgaged Property, absent notice from the Trustee or the Depositor or actual knowledge that such Manufactured Home (other than a Manufactured Home securing a Land Home Contract) has become real property under applicable state law; provided this sentence shall not have any effect on the
           --------
representation and warranty in Section 3.02(j) and the Contract Seller's obligations in respect thereof in Section 3.05; provided,
                                                --------
further, that the Servicer shall not be required to protect the Trustee from
- -------
any liens, claims, charges or other encumbrances on the Contracts, their proceeds or the Manufactured Homes created by the Depositor or conveyances of the Contracts or their proceeds by the Depositor. Nothing in the preceding sentence shall be construed to limit the indemnification obligations of the Servicer set forth in Section 10.05 hereof. The Contract Seller, and the Depositor agree to take whatever action is necessary to enable the Servicer to file financing statements and otherwise act to perfect and protect the Certificateholders' interests in the Contracts, the Manufactured Homes and any related Mortgaged Property as set forth in this Agreement. Assuming that the Depositor and the Trustee perform such actions as are required at the direction of the Servicer, the Servicer will maintain a first priority security interest in each Manufactured Home and any related Mortgaged Property so long as the related Contract is the property of the Trust; provided, however, that the Contract Seller, so long as it is the
       --------  -------
Servicer, shall not be required to cause notations to be made on any document of title relating to any Manufactured Home, to execute any transfer instru-ment (including, without limitation, any UCC-3 assignments) relating to any Manufactured Home (other than a notation or a transfer instrument necessary to show the Contract Seller as lienholder or legal title holder) or to file documents in real property records with respect to a Manufactured Home or related Contract or any related Mortgaged Property, absent notice from the Trustee, or the Depositor or actual knowledge that such Manufactured Home (other than a Manufactured Home securing a Land Home Contract) has become real property under applicable state law or to protect the Trustee from any liens, claims, charges or other encumbrances created by the Depositor on any Manufactured Home.

     Notwithstanding anything in the preceding paragraph to the contrary, with respect to each Land Home Contract if (i) the credit rating of the long-term unsecured senior debt of ____________, the indirect parent of _________, from Standard & Poor's is reduced below A- or (ii)
_____________________ does not own, directly or indirectly, a majority of the common stock of _________, then the Servicer shall, within 20 days after such reduction or the failure to maintain ownership, the Servicer shall prepare and deliver to the Trustee an assignment of the related Mortgage to the Trustee in recordable form (which may be a blanket assignment to the extent permitted in the applicable jurisdiction).

     (b) During the term of this Agreement, neither the Contract Seller nor the Depositor shall change its name, identity or structure or relocate its chief executive office without first giving notice to the Trustee. If any change in the Contract Seller's or the Depositor's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Contract Seller or the Depositor, as the case may be, no later than five days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Certificateholders' interests in the Contracts and proceeds thereof and in the Manufactured Homes.

     (c) The Contract Seller hereby represents and warrants that its current chief executive's office is located in the State of ________. The Depositor hereby represents and warrants that its chief executive offices are in the State of New York. During the term of this Agreement the Contract Seller and the Depositor will each maintain its respective chief executive office in one of the States of the United States, except Louisiana and Tennessee.

     (d) The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Certificateholders' right, title and interest in and to the Contracts (including, without limitation, the security interest in the Manufactured Homes granted thereby) and any related Mortgages.

     Section 2.03.  Acceptance by Trustee.  The Trustee hereby acknowledges
                    ---------------------
conveyance of the Contracts and any related Mortgages to the Trustee and declares that the Trustee, directly or through a custodian (which shall be the Servicer pursuant to Section 5.16), holds and will hold such Contract Files in trust for the use and benefit of all present and future Certificateholders. The Trustee hereby certifies that it has no notice or knowledge of (a) any adverse claim, lien or encumbrance with respect to any Contract, (b) the Contract being overdue or dishonored, (c) any evidence on the face of the Contract of any security interest therein adverse to the Trustee's interest, or (d) any defense against or claim against the Contract by the Obligor or by any other party.

     Section 2.04.  Conditions to Closing.  On the Closing Date, the Trustee
                    ---------------------
shall authenticate and deliver the Certificates only upon receipt of a letter from Standard & Poor's and Moody's confirming that the Class A Certificates have been assigned the rating of AAA and Aaa, respectively, and the Class B Certificates have been assigned a rating of at least__ and __, respectively.

     Section 2.05.  REMIC Election; Designation of Regular and
                    ------------------------------------------
Residual Interests; Tax Year.  The Trustee will cause the Trust Fund to be
- ----------------------------
treated as a REMIC. The Class A Certificates and the Class B Certificates will constitute "regular interests" in the REMIC. The Class R Certificate will constitute the sole class of "residual interest" in the REMIC. The Holder of the Class R Certificate hereby agrees to pay any taxes assessed against it as holder of the "residual interest" in the REMIC. The tax year of the Trust Fund shall be the calendar year, and the Trust Fund shall use the accrual method of accounting.

     Section 2.06.  Designation of Startup Day.  The Closing Date is hereby
                    --------------------------
designated as the "startup day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

                             (End of Article II)

                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------


     Section 3.01.  Representations and Warranties Regarding the
                    --------------------------------------------
Contract Seller.  The Contract Seller makes the following representations and
- ---------------
warranties to the Trustee and the Certificateholders (to the extent such representations and warranties are applicable to the Person making them):

     (a)  Organization and Good Standing; Licensing.  The Contract Seller is
          -----------------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Contract Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the busi-ness transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Contract Seller. The Contract Seller was properly licensed in each jurisdiction at the time of its purchase of each Contract in such jurisdiction to the extent required by the laws of such jurisdiction as applied to the purchase of such Contract and the failure to be so licensed would have a material adverse effect on the enforceability of the related Contracts.

     (b)  Authorization; Binding Obligations.  The Contract Seller has the
          ----------------------------------
power and authority to make, execute, deliver and perform this Agreement and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Contract Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (c)  No Consent Required.  The Contract Seller is not required to obtain
          -------------------
the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained.

     (d)  No Violations.  The execution, delivery and performance of this
          -------------
Agreement by the Contract Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Contract Seller or the charter or bylaws of the Contract Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Contract Seller is a party or by which the Contract Seller may be bound.

     (e)  Litigation.  No litigation or administrative proceeding of or
          ----------
before any court, tribunal or governmental body is currently pending, or to the knowledge of the Contract Seller threatened, against the Contract Seller or any of their respective properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Contract Seller have a material adverse effect on the transactions contemplated by this Agreement.

     Section 3.02.  Representations and Warranties Regarding Each
                    ---------------------------------------------
Contract.  The Contracts have been sold by the Contract Seller to the
- --------
Depositor pursuant to the Sale and Purchase Agreement. In connection with such sale, the Contract Seller made the representations and warranties contained in Sections 3.02 and 3.03 to the Depositor. As a condition of the purchase by the Depositor, the Depositor has required that the Contract Seller make such representations and warranties directly to the Trustee and the Certificateholders so that the Trustee may recover directly against the Contract Seller on such representations and warranties rather than indirectly through claims by the Depositor against the Contract Seller. Consequently, the Contract Seller represents and warrants to the Trustee and the Certificateholders as to each Contract as of the Closing Date to the best of the Contract Seller's knowledge (except as otherwise expressly stated):

     (a)  Contract Schedule.  The information set forth in the Contract
          -----------------
Schedule is true and correct in all material respects with respect to each Contract.

     (b)  Payments.  As of the Cut-off Date, the scheduled payment of
          --------
principal and interest due in the second month next preceding the month of the Cut-off Date has been made by or on behalf of the Obligor and was not made directly or indirectly by the Contract Seller on behalf of the Obligor.

     (c)  No Waivers.  The terms of the Contract and any related Mortgage
          ----------
have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File.

     (d)  Binding Obligation.  The Contract and any related Mortgage is the
          ------------------
legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     (e)  Insurance.  The Manufactured Home securing the Contract is covered
          ---------
by a Hazard Insurance Policy in the amount required by Section 5.09, except to the extent that such an insurance policy has been cancelled and the Contract Seller has not yet received notification thereof. All premiums due as of the Closing Date on such insurance have been paid in full or, with respect to insurance placed by the Servicer, will have been paid in full within 90 days after the Closing Date.

     (f)  Origination.  The Contract was either (i) originated by a
          -----------
manufactured housing dealer acting, to the best of the Contract Seller's knowledge, in the regular course of its business and was purchased by the Contract Seller in the regular course of its business, (ii) originated by the Contract Seller in the regular course of its business or (iii) originated by a third-party originator and purchased in bulk by the Contract Seller.

     (g)  Lawful Assignment.  The Contract and any related Mortgage was not
          -----------------
originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Contract from the Contract Seller to the Depositor or the transfer or ownership of the Contract under this Agreement or pursuant to transfers of Certificates unlawful, void or voidable or affect the enforceability of the Contract.

     (h)  Compliance with Law.  All requirements of any federal, state or
          -------------------
local law, including, without limitation, usury, truth-in-lending and equal credit opportunity laws and lender licensing laws, applicable to the Contract and any related Mortgage or the servicing of any Contract have been complied with to the extent any of the foregoing would have a material adverse effect on the enforceability of the related contract.

     (i)  Contract in Force.  The Contract and any related Mortgage has not
          -----------------
been satisfied or subordinated in whole or in part or rescinded, and the Manufactured Home securing the Contract has not been released from the lien of the Contract and any related Mortgage in whole or in part.

     (j)  Valid Security Interest.  The Contract, together with any related
          -----------------------
Mortgage, creates a valid, subsisting and enforceable first priority security interest in favor of the Contract Seller in the Manufactured Home covered thereby and, in the case of a Land Home Contract, a first mortgage lien on the related Mortgaged Property; such security interest has been assigned by the Contract Seller to the Depositor and, assuming the due authorization, execution and delivery by the Depositor of this Agreement, the Sale and Purchase Agreement and such other instruments relating to the transfer of the Contracts to the Trustee as the Contract Seller has presented to the Depositor for execution and delivery, by the Depositor to the Trustee, and, assuming the Depositor has neither conveyed an interest in the Contracts or related Mortgaged Property except pursuant to this Agreement nor created any lien, claim, charge or other encumbrances on the Contracts, their proceeds or any Manufactured Home or related Mortgaged Property except as contemplated by this Agreement, the Trustee has a valid and perfected first priority security interest in such Manufactured Home and, in the case of a Land Home Contract, a first mortgage lien on the related Mortgaged Property.

     (k)  Capacity of Parties.  The obligor on the Contract and any related
          -------------------
Mortgage had capacity to execute the Contract.

     (l)  Good Title.  The Contract Seller purchased the Contract and any
          ----------
related Mortgage for value and took possession thereof in the ordinary course of its business, without knowledge that the Contract was subject to any security interest. To the best of the Contract Seller's knowledge immediately prior to the transfer of the Contract and any related Mortgage by the Contract Seller to the Depositor, the Contract Seller had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract and any related Mortgage to the Depositor. The Contract Seller has not sold, assigned or pledged the Contract or any related Mortgage to any person other than the Depositor and prior to the transfer of the Contract and any related Mortgage by the Contract Seller to the Depositor and by the Depositor to the Trust, the Contract Seller had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, was the sole owner thereof with full right to transfer the Contact to the Depositor and has transferred all right, title and interest in the Contract to the Depositor, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest.

     (m)  No Defaults.  To the best of the Contract Seller's knowledge as of
          -----------
the Cut-off Date, there was no default, breach, violation or event permitting acceleration existing under the Contract and any related Mortgage and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (b) above). The Contract Seller has not waived any such default, breach, violation or event permitting acceleration, except by instruments or documents identified in the Contract Schedule.

     (n)  No Liens.  As of the Closing Date, there are, to the best of the
          --------
Contract Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Manufactured Home securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

     (o)  Equal Installments.  If the Contract is not a Simple Interest
          ------------------
Contract, the Contract has a fixed APR and provides for level monthly payments of principal and interest (except that the payment at maturity may be slightly larger) which fully amortize the loan over its term. Each Contract other than a Land Home Contract is either a Simple Interest Contract or an Actuarial Contract. Each Land Home Contract is an Actuarial Contract.

     (p)  Enforceability.  The Contract and any related Mortgage contains
          --------------
customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

     (q)  One Original.  There is only one original executed Contract, which
          ------------
is in the custody of the Contract Seller or otherwise held on behalf of the Trustee on the Closing Date.

     (r)  Loan-to-Value Ratio.  At the time of its origination, the Contract
          -------------------
had a Loan-to-Value Ratio (rounded to the nearest 1% not greater than 95%.

     (s)  Not Real Estate.  The related Manufactured Home (other than a
          ---------------
Manufactured Home that secures a Land Home Contract) is personal property, was personal property at the time of the execution and delivery of the related Contract by the parties thereto, and is not and was not, at such time, considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located. The related Manufactured Home is, to the best of the Contract Seller's knowledge, free of damage and in good repair.

     (t)  Notation of Security Interest.  If the related Manufactured Home
          -----------------------------
is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Manufactured Home is being applied for such title document will show, the Contract Seller as the holder of a first priority security interest in such Manufactured Home. If the related Manufactured Home is located in a state in which the filing of a financing statement or the making of a fixture filing under the UCC is required to perfect a security interest in manufactured housing, such filings or recordings have been duly made and show the Contract Seller as secured party. If the related Manufactured Home secures a Land Home Contract and is located in a state that does not permit separate evidence of liens on the Manufactured Home and the property on which it is located, such Manufactured Home and, in the case of all Land Home Contracts, the related land securing such Land Home Contract are subject to a Mortgage properly filed in the appropriate public recording office and naming _________ as mortgagee. In either case, assuming the due authorization, execution and delivery by the Depositor of this Agreement, the Sale and Purchase Agreement and such other instruments relating to the transfer of the Contracts to the Trustee as the Contract Seller has presented to the Depositor for execution and delivery, the Trustee has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons claiming an interest in such Manufactured Home.

     (u)  Secondary Mortgage Market Enhancement Act.  The related
          -----------------------------------------
Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6), and at the origination of each Contract, the Contract Seller was approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

     (v)  Qualified Mortgage for REMIC.  Each Contract is secured by a
          ----------------------------
"single family residence" within the meaning of Section 25(e)(10) of the Code.

     Section 3.03.  Representations and Warranties Regarding the
                    --------------------------------------------
Contracts in the Aggregate.  The Contract Seller represents and warrants
- --------------------------
that:

     (a)  Amounts.  The aggregate principal amounts payable by Obligors under
          -------
the Contracts as of the Cut-off Date (including scheduled principal payments due on or after the Cut-off Date but paid prior to the Cut-off Date) equal or exceed the Initial Principal Amount, and each Contract has an APR equal to or greater than the Net Contract Rate (tax point-only a few Contracts can have an APR below the Net Contract Rate).

     (b)  Characteristics.  The Contracts have the following characteristics
          ---------------
as of the Cut-off Date: (i) not more than ___% of the Contracts by remaining principal balance are secured by Manufactured Homes located in any one state, not more than ___% of the Contracts by remaining principal balance are secured by Manufactured Homes located in an area with the same zip code, and not more than 1% of the Contracts by remaining principal balance are secured by Manufactured Homes located in California in an area with the same zip code; (ii) no Contract has a remaining maturity of less than ____ months or more than 300 months; (iii) the final scheduled payment date on the Contract with the latest maturity is in _____________; (iv) approximately ___% of the Initial Principal Amount is attributable to loans for purchases of new Manufactured Homes and approximately ___% is attributable to loans for the refinancing of used Manufactured Homes; and (v) no Contract was originated before ____________________ and (vi) no more than ___% of the Contracts by Cut-Off Date principal balance are Land Home Contracts.

     (c)  Computer Tape.  The Computer Tape made available by the Servicer
          -------------
as of the close of business on ________________, 199__ was accurate as of its date and includes a description of the same Contracts that are described in the Contract Schedule.

     (d)  Marking Records.  Within one month after the Closing Date, the
          ---------------
Contract Seller will have caused the portions of the Electronic Ledger relating to the Contracts constituting part of the Trust Fund to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust Fund and are owned by the Trust Fund in accordance with the terms of the trust created hereunder.

     (e)  No Adverse Selection.  Except for the effect of the representations
          --------------------
and warranties made in Sections 3.02 and 3.03 and the effect of the geographical distribution of the Manufactured Homes, no adverse selection procedures have been employed in selecting the Contracts.

     Section 3.04.  Representations and Warranties Regarding the
                    --------------------------------------------
Contract Files.  The Contract Seller represents and warrants that:
- --------------

     (a)  Possession.  Immediately prior to the Closing Date, the Servicer
          ----------
will have possession of each original Contract and the Servicer will have possession of the remainder of the related Contract File (except for any certificate of title that has not yet been returned from the appropriate public recording office). There are and there will be no custodial agreements in effect materially and adversely affecting the right of the Contract Seller to make, or to cause to be made, any delivery required hereunder.

     (b)  Bulk Transfer Laws.  The transfer, assignment and conveyance of the
          ------------------
Contracts and the Contract Files by the Contract Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     Section 3.05.  Repurchases of Contracts for Breach of Repre-
                    ---------------------------------------------
sentations and Warranties.  (a)  The Contract Seller shall repurchase a
- -------------------------
Contract (such Contract, a "Replaced Contract"), at its Repurchase Price, not later than one Business Day after the first Determination Date which is more than 90 days after the Contract Seller becomes aware, or receives written notice from the Servicer or the Trustee, of a breach of a representation or warranty of the Contract Seller set forth in Section 3.02 or 3.03 of this Agreement that materially adversely affects the Trust Fund's interest in such Contract, unless such breach has been cured; provided, however, that with
                                             --------  -------
respect to any Contract incorrectly described on the Contract Schedule with respect to unpaid principal balance, which the Contract Seller would otherwise be required to repurchase pursuant to this Section, the Contract Seller may, in lieu of repurchasing such Contract, deposit in the Certificate Account not later than one Business Day after such Determination Date cash in an amount sufficient to cure such deficiency or discrepancy; and provided,
                                                                 --------
further, that with respect to a breach of a representation or warranty
- -------
relating to the Contracts in the aggregate and not to each particular Contract, the Contract Seller may select Contracts to repurchase or substitute for such Contracts that, had such Contracts not been included as part of the Contract Pool and after giving effect to such substitution, if any, there would have been no breach of such representation or warranty. It is understood and agreed that the obligation of the Contract Seller to repurchase or substitute for any Contract as to which a breach of a representation or warranty set forth in Section 3.02 or 3.03 of this Agreement has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders, the Depositor or the Trustee; provided, however, that the Contract Seller shall
                          --------  -------
defend and indemnify the Trustee, the Trust Fund and Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or suffered by any of them as a result of third-party claims arising out of any breach of a representation or warranty set forth in Section 3.02. Nothing in the preceding sentence shall be construed to limit the indemnifi-cation obligations of the Servicer set forth in Section 10.05 hereof. Notwithstanding any other provision of this Agreement, the obligation of the Contract Seller under this Section shall not terminate upon an Event of Default.

     Notwithstanding any other provision of this Agreement to the contrary, any amount received on or recovered with respect to repurchased Contracts or Replaced Contracts during or after the month of repurchase shall be the property of the Contract Seller and need not be deposited in the Certificate Account.

     Notwithstanding the foregoing, the Contract Seller shall not deposit cash into the Certificate Account pursuant to this Section 3.05 after the end of the three month period beginning on the Closing Date unless it shall first have obtained an Opinion of Counsel to the effect that such deposit will not give rise to any tax under Section 860F(a)(1) of the Code or Section 860G(d) of the Code. Any such deposit shall not be invested. If the Contract Seller is required to purchase such Contract (or deposit cash in the Certificate Account), the Contract Seller shall guarantee the payment of any tax under
Section 860F(a)(1) of the Code or under Section 860G(d) of the Code by paying to the Trustee the amount of such tax not later than five Business Days before such tax shall be due and payable to the extent that amounts previously paid over to and then held by the Trustee pursuant to Section
10.12 hereof are insufficient to pay such tax and all other taxes chargeable under Section 10.12. The Trustee shall hold any amount paid to it pursuant to the preceding sentence in an account that is not part of the Trust Fund. The Servicer shall give notice to the Trustee at the time of such repurchase of the amounts due from the Contract Seller pursuant to such guarantee of taxes of the Contract Seller and notice as to who should receive such payment.

     The Trustee shall have no obligation to pay any such amounts pursuant to this Section other than from moneys provided to it by the Contract Seller or from moneys held in the funds and accounts created under this Agreement. The Trustee shall be deemed conclusively to have complied with this Section if it follows the directions of the Servicer.

     In the event any tax that is guaranteed by the Contract Seller is refunded to the Trust Fund or otherwise is determined not to be payable, the Contract Seller shall be repaid the amount of such refund or that portion of any guarantee payment made by the Contract Seller that is not applied to the payment of such tax.

     Notwithstanding the above provisions of this Section 3.05(a), the Contract Seller shall not be required to repurchase for any Contract on account of a breach of the representation or warranty contained in Section 3.02(k) or (v) solely on the basis of failure by the Contract Seller to cause notations to be made on any document of title relating to any Manufactured Home or to execute any transfer instrument relating to any Manufactured Home (other than a notation or a transfer instrument necessary to show the Contract Seller as lienholder or legal title holder) or to record an assign-ment of a Mortgage unless a court of competent jurisdiction has adjudged that, because of such failure, the Trustee does not have a perfected first-priority security interest in the related Manufactured Home.

     (b) Promptly after the repurchase referred to in Section 3.05(a), the Trustee shall execute such documents as are presented to it by the Contract Seller and are reasonably necessary to reconvey the repurchased Contract or Replaced Contract, as the case may be, to the Contract Seller.

     Section 3.06.  Representation and Warranty of the Depositor.  The
                    --------------------------------------------
Depositor represents and warrants that, immediately prior to the transfer, sale, assignment and conveyance of the Contracts to the Trustee and assuming that the representation and warranty in Section 3.02(m) is correct, the Depositor had good title to, and was the sole owner of, each Contract and any related Mortgage free of any liens, claims, charges or other encumbrances created by the Depositor, there had been no other sale or assignment thereof by the Depositor and the Depositor has transferred to the Trustee a security interest (as defined in the Uniform Commercial Code in effect in the State of New York) in the Contracts and any related Mortgages, which security interest is a perfected, first priority security interest.

                             (End of Article III)


                                  ARTICLE IV

                               THE CERTIFICATES
                               ----------------

     Section 4.01.  The Certificates.  The Class A Certificates and Class B
                    ----------------
Certificates and the Class R Certificates shall be substantially in the forms annexed hereto as Exhibit B, Exhibit C and Exhibit D, respectively, and Exhibit E (reverse of all Certificates), with such immaterial changes as the Depositor deems appropriate, and on original issue, shall be executed by manual or facsimile signature by (the Depositor by any one of its President, Vice President or Secretary, authenticated) (signed by manual or facsimile signature and countersigned by manual signature) by the Trustee and delivered to or upon the order of the Depositor. The Class A Certificates shall be evidenced by (i) one certificate representing $_________________ in initial aggregate principal balance, beneficial ownership of such Class of Certificates to be held through Book-Entry Certificates in minimum dollar denominations of $50,000 and integral dollar multiples of $1,000 in excess thereof. The Class B Certificates shall be evidenced by (i) one certificate representing $_________________ in initial aggregate principal balance, beneficial ownership of such Class of Certificates to be held through Book-Entry Certificates in minimum dollar denominations of $50,000 and any integral multiple of $1,000 in excess thereof and (ii) a single certificate representing $_____________ in initial principal balance. The sum of the denominations of the Class A Certificates shall equal the Original Class A Principal Balance and the sum of the denominations of the Class B Certificates shall equal the Original Class B Balance. The Class R Certif-icate shall not have a principal balance.

     (The Certificates shall be executed by manual or facsimile signature on behalf of the Depositor by one of its authorized officers. The Certificates shall be authenticated by manual signature on behalf of the Trustee by its Responsible Officer or its Authenticating Agent pursuant to Section 4.07. Certificates bearing the signatures of individuals who were at any time the proper officers of the Depositor shall bind the Depositor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a manual authentication by the Trustee or its Authenticating Agent and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.)

      (The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Fund by a Responsible Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their countersignature.)

     The rights of the Certificateholders to receive payments with respect to the Trust Fund in respect of the Certificates, and all ownership interests of the Certificateholders in such payments, shall be as set forth in this Agreement.

     Section 4.02. Registration of Transfer and Exchange of ---------------------------------------- Certificates. (a) The Trustee
shall cause to be kept at its Corporate Trust ------------ Office or, at the election of the Trustee, at the office of its designated agent in New York City, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfer and exchanges of Certificates as herein provided. The Trustee initially appoints itself as the Certificate Registrar.

     (b) Subject to Section 4.02(c), upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall (authenticate) (sign, countersign) and deliver, in the name of the designated transferee or transferees, a Certificate of a like aggregate Percentage Interest and dated the date of authentication by the Trustee. The Holder and beneficial owner of any Class B Certificate is deemed to represent that it is not an employee benefit plan subject to Section 406 of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code or a trustee of any such plan or a person acting on behalf of any such plan or acquiring a Certificate with the assets of any such plan unless it delivers to the Trustee, the Depositor and the Servicer an Opinion of Counsel satisfactory to the Trustee, the Depositor and the Servicer, and upon which each of them is authorized to rely, to the effect that the purchase or holding of such Certificate by the prospective transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Servicer.

     No transfer of a Class R Certificate shall be made unless such transfer is made pursuant to an effective registration statement or in accordance with an exemption from the requirements under the Securities Act of 1933, as amended, or any applicable state securities laws. If such a transfer is to be made in reliance upon an exemption from said Act and laws, prior to the registration of any such transfer (i) the Trustee or the Depositor may require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Servicer, and (ii) the Trustee shall require the transferee to execute a certification, substantially in the form of Exhibit I hereto, acceptable to and in form and substance satisfactory to the Depositor and the Trustee setting forth the facts surrounding such transfer; provided that such Opinion of Counsel shall not be required in the case of -------- transfers by or to (________________). Such Opinions of Counsel shall not be an expense of the Trustee, the Depositor or the Servicer.

     No transfer of a Class R Certificate shall be made unless the Trustee shall have either (i) a representation letter from the proposed transferee to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or a trustee of any such plan or a person acting on behalf of any such plan or acquiring such Certificate with the assets of any such plan or (ii) an Opinion of Counsel satisfactory to the Trustee, the Depositor and the Servicer, and upon which each of them is authorized to rely, to the effect that the purchase or holding of such Certificate by the prospective transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Servicer.

     (c) At the option of the Certificateholder, a Certificate may be exchanged for another Certificate or Certificates of the same Class and of authorized denominations of the same aggregate denomination, upon surrender of the Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose. Whenever the Certificate is so surrendered for exchange, the Depositor shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver, the Certificate or Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange (if so required by the Trustee) shall be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee or the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (d) No service charge shall be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate.

     (e) All Certificates surrendered for transfer and exchange shall be held in accordance with the retention policy of the Trustee.

     (f) Except as provided in paragraph (i) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Class A and Class B Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Class A and Class B Certificates; (iii) ownership and transfers of registration of the Class A and Class B Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Class A and Class B Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     (g) If (x)(i) the Depositor or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option may advise the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing Percentage Interests aggregating not less than 50% of the aggregate Percentage Interests of the Class A and Class B Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Class A and Class B Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Class A and Class B Certificates by the Depository, accompanied by registration instruc- tions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     (h) On or prior to the Closing Date, there shall be delivered to the Depository one Class A and one Class B Certificate in registered form registered in the name of the Depository's nominee, Cede & Co., the total face amount of which represents 100% of the Original Class A Principal Balance and 100% of the Original Class B Principal Balance, respectively, rounded down to the nearest $1,000. If, however, the aggregate principal amount of the Class A or Class B Certificates exceeds $200,000,000, one Class A or Class B Certificate will be issued with respect to each $200,000,000 of principal amount and an additional Class A or Class B Certificate will be issued with respect to any remaining principal amount, rounded down to the nearest $1,000. Each Class A or Class B Certificate so registered shall bear the following legend:

          "Unless this Certificate is presented by an authorized repre-sentative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued
is registered  in the  name of  Cede &  Co.   or  such other  name as
requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein."

     Section 4.03.  Mutilated, Destroyed, Lost or Stolen Certif-
                    --------------------------------------------
icate.
- ----- If (i) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by it to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall (authenticate) (sign, countersign) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and denomination. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the destroyed, lost or stolen Certificate shall be found at any time.

     Section 4.04. Persons Deemed Owners. The Depositor, the Servicer, the --------------------- Trustee and Paying Agent may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving payments pursuant to Section 6.01 and for all other purposes whatsoever, and neither the Depositor, the Servicer, Paying Agent, Certificate Registrar nor the Trustee shall be affected by notice to the contrary.

     Section 4.05.  Appointment of Paying Agent.  The Trustee may appoint a
                   --------------------------- Paying Agent for the purpose
of making distributions to Certificateholders pursuant to Section 6.01 and payments pursuant to Section 10.12. Any Paying Agent or its parent company so appointed either shall be a bank or trust company or shall have a rating acceptable to the Rating Agency. In the event of any such appointment, on or prior to each Distribution Date, the Trustee shall deposit or cause to be deposited with the Paying Agent, from amounts in the Certificate Account, a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in Section 6.01, such sum to be held in trust for the benefit of Certificateholders. The Trustee initially appoints itself as Paying Agent.

     The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent is at all times acting as agent for the Trustee and such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.

     Section 4.06. Access to List of Certificateholders' Names ------------------------------------------- and Addresses. The
Certificate Registrar will furnish to the Trustee (if the ------------- Trustee is not the Certificate Registrar), the Depositor and the Servicer within five days after receipt by the Certificate Registrar of a request therefor from the Trustee, the Depositor or the Servicer in writing, a list, in such form as the Trustee, the Depositor or the Servicer reasonably may require of the names and addresses of the Certificateholders as of the most recent Record Date. If Holders of Certificates of any Class evidencing, as to such Class, aggregate Percentage Interests of 25% or more (the "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Certificateholders of such Class with respect to their rights under this Agreement or under the Certificates of such Class and is accompanied by a copy of the communication which such Applicants proposed to transmit, then the Trustee, within five Business Days after the receipt of such application, shall afford such Applicants access during normal business hours to the most recent list of Certificateholders of such Class held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Applicants' request, the Trustee promptly shall request from the Certificate Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that neither the Servicer, the Certificate Registrar, the Depositor nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 4.07.  Authenticating Agents.  The Trustee may appoint one or
                  --------------------- more Authenticating Agents with power to act on its behalf and subject to its direction in the execution and delivery of the Certificates. For all purposes of this Agreement, the execution and delivery of Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the execution and delivery of Certificates "by the Trustee."

     Section 4.08. Class R Certificate. (a) The Class R Certificate shall ------------------- not be assigned or transferred except in accordance with Sections 4.08(b) and (c) and any other applicable provision of this Agreement.

     (b) Each Person who has or acquires any Ownership Interest (as defined below) in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest in such Class R Certificate to have agreed to be bound by the following provisions and to have irrevocably appointed the Servicer as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (vi) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee (as defined below) and shall promptly notify the Servicer of any change or impending change in its status as a Permitted Transferee.

         (ii) Any Ownership Interest in a Class R Certificate may not be subject to a Transfer (as defined below) without the express written consent of the Servicer, and the Trustee shall not recognize the Transfer (as defined below) of such Class R Certificate, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Servicer shall, as a condition to such consent, require delivery to it, in form and substance satisfactory to it, and the proposed Transferee shall deliver to the Servicer and the Trustee, the following:

               (A) an affidavit (a "Transfer Affidavit") of the proposed Transferee in the form attached as Exhibit H hereto; and

               (B) an express agreement by the proposed Transferee to be bound by and to abide by the provisions of this Section.

     The Servicer shall notify the Trustee of any such Transfer to which it consents.

        (iii) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (ii) above, if the Servicer or a Responsible Officer of the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of any Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

         (iv) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to require a Transfer Affidavit from any other Person to whom such Person attempts to Transfer any Ownership Interest in such Class R Certificate and (B) not to Transfer any Ownership Interest in such Class R Certificate or to cause the Transfer of any Ownership Interest in such Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

          (v) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported Transferee shall become the holder of an Ownership Interest in a Class R Certificate in violation of the provisions of this Section, then, upon discovery by a Responsible Officer of the Trustee of, or due notification to the Trustee that the recognition of the Transfer of such Ownership Interest in such Class R Certificate was not in fact permitted by this Section, the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of Transfer  of such Ownership Interest in such Class R Certificate.  The
Trustee shall promptly notify  the   Servicer  if  it  discovers  or
receives  notice  of  such  an impermissible  Transfer.   The Trustee  shall
be under no liability to any Person for permitting the Transfer of an Ownership Interest in a Class R Certificate that is in fact not permitted by this Section or for making any payments in respect of a Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was made with the express prior written consent of the Servicer. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R
Certificate  at and  after such  time.   Any such  payments so recovered by
the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Class R Certificate.

         (vi) If any purported Transferee shall be a Holder of a Class R Certificate in violation of the restrictions in this Section, then the Servicer shall have the right without notice to the Holder or any prior Holder of such Class R Certificate to sell such Class R Certificate to a purchaser selected by the Servicer on such terms as the Servicer may choose. Such purchaser may be the Servicer itself or any Affiliate of the Servicer. The proceeds of such sale, net of commissions (which may include commissions payable to the Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Servicer to the last preceding Permitted Transferee of such Class R Certificate, except that in the event that the Servicer determines that the Holder or any prior Holder of such Class R Certificate will be liable for any amount due under this Section or any other provisions of this Agreement, the Servicer shall so inform the Trustee, and the Trustee shall withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (vi) shall be determined in the sole discretion of the Servicer, and it shall not be liable for the exercise of such discretion to any Person holding or purporting to hold a Class R Certificate.

     Upon notice to the Servicer that any legal or beneficial interest in any portion of a Class R Certificate has been transferred, either directly or indirectly, to any Person that is not a Permitted Transferee or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, or that is a pass-through entity, as defined in
Section 860E(e)(6) of the Code, an interest in which is held of record by a Person that is not a "Permitted Transferee," the Servicer agrees to furnish to the Internal Revenue Service and those Persons specified in Section 860E(c)(3) and (b) of the Code such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer and the total excess inclusions for any taxable year allocable to any holder of an interest in such pass-through entity which is not a Permitted Transferee. At the election of the Servicer, the Servicer may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent or to such pass-through entity referred to above; however, the Servicer shall in no event be excused from furnishing such information to the Internal Revenue Service. The foregoing restrictions on transfer contained in this Section 4.08(b) shall cease to apply to Transfers occurring on or after the date on which there shall have been delivered to the Trustee, the Depositor and the Servicer, in form and substance satisfactory to the Servicer, an Opinion of Counsel that eliminating such restrictions will not cause the Trust Fund to fail to qualify as a REMIC at any time while the Certificates are outstanding.

     "Ownership Interest" means any legal or beneficial, direct or indirect, ownership or other interest.

     "Permitted Transferee" means any Person other than (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, international organization or agency or instrumentality of either of the foregoing (other than an instru- mentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (c) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to a Class R Certificate (except certain farmers' cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), (e) a Non-U.S. Person, and (f) any other Person so designated by the Servicer based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class R Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A "Non-U.S. Person" means an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

     "Transfer" means any direct or indirect transfer or sale of any Ownership Interest in a Class R Certificate.

     "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Class R Certificate.



                             (End of Article IV)

                                  ARTICLE V

                  ADMINISTRATION AND SERVICING OF CONTRACTS
 -----------------------------------------

     Section 5.01.  Responsibility for Contract Administration
      ------------------------------------------ and Servicing.  The
Servicer shall service and administer the Contracts as ------------- agent for the Trustee and, subject to the terms of this Agreement, shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration.

     Section 5.02. Standard of Care. In managing, administering, servicing ---------------- and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise the same degree of skill and care, consistent with the terms of this Agreement, that the Servicer exercises in managing, servicing, administering and collecting on similar manufactured housing contracts owned and serviced by the Servicer; provided, however, that nothing herein shall
- -------- ------- require the Servicer to violate any applicable federal, state or local common or statutory law, regulation or rule. Without limiting the generality of the foregoing, the Servicer hereby is authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Contracts and any related Mortgages and with respect to the Manufactured Homes and any related Mortgaged Property. The Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to service and administer the Contracts. For purposes of this Agreement, the Trustee shall be deemed to have given to the Servicer a power of attorney for purposes of servicing the Contracts.

     Section 5.03. Records. The Servicer, during the period it is servicer ------- hereunder, shall maintain such books of account and other records as will enable the Trustee (if the Trustee so elects in its discretion) to determine the status of each Contract. Without limiting the generality of the preceding sentence, the Servicer shall keep such records in respect of Liquidation Expenses as will enable the Trustee (if the Trustee so elects in its discretion) to determine that the correct amount of Net Liquidation Proceeds in respect of a Liquidated Contract has been deposited in the Certificate Account.

     Section 5.04.  Inspection.  (a)  At all times during the term hereof,
                  ---------- the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records relating to the Contracts and will cause its personnel to provide reasonable assistance in any examination of such records by the Trustee or any of its authorized agents. The examination and assistance referred to in this Section will be conducted in a manner which does not interfere unreasonably with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trustee may make, the Trustee or its authorized agents, using generally accepted audit procedures, may in their discretion verify the status of each Contract and review the records relating thereto for conformity to Monthly Reports prepared pursuant to Article VII and compliance with the standards represented to exist as to each Contract in this Agreement.

     (b) At all times during the term hereof, the Servicer shall keep available a copy of the Contract Schedule at its principal executive office for inspection by Certificateholders.

     Section 5.05.  Reserved.
                    ---------

     Section 5.06.  Payment of Taxes.  If the Servicer becomes aware of the
                   ---------------- nonpayment by an Obligor of a personal property tax or other tax or tax related charge which may result in a lien upon a Manufactured Home prior to, or equal to or coordinate with, the lien of the related Contract, the Servicer, consistent with Section 5.02, shall take action to avoid the attachment of any such lien. If the Servicer shall have paid any such personal property tax or other tax or tax related charge directly on behalf of an Obligor, the Servicer shall seek reimbursement therefor only from the related Obligor (except as provided in the last sentence of this Section) and may separately add such amount to the Obligor's obligation as provided by the Contract, but, for the purposes of this Agreement, may not add such amount to the remaining principal balance of the Contract. If the Servicer shall have repossessed a Manufactured Home on behalf of the Certificateholders and the Trustee, the Servicer shall pay the amount of any such personal property tax or other tax or tax related charge arising during the time such Manufactured Home is in the Servicer's possession, unless the Servicer is contesting in good faith the validity of such personal property tax or other tax or tax related charge on such Manufactured Home. If the Obligor does not reimburse the Servicer for payment of taxes pursuant to this Section and the related Contract is liquidated after a default, the Servicer shall be reimbursed for its payment of such taxes out of the related Liquidation Proceeds.

     Section 5.07.  Enforcement.  (a)   When the Servicer shall sue to
              ----------- enforce or collect upon Contracts, then it shall bring suit in its own name, if possible, or as agent for the Trust Fund. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Trustee on behalf of the Certificateholders shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Certificateholders. If there has been a recovery of attorneys' fees in favor of the Servicer or the Trust Fund in an action involving the enforcement of a Contract, the Servicer shall be reimbursed out of such recovery for its out-of-pocket attorney's fees and expenses incurred in such enforcement action.

     (b) The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with Section
5.02. In exercising recourse rights, the Servicer is authorized on the Trustee's behalf to reassign the Contract or to resell the related Manufactured Home to the person against whom recourse exists at the price set forth in the document creating the recourse.

     (c) The Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the Certificate Account that is required because of an overpayment in connection with the prepayment in full of the Contract or otherwise. The Servicer, except as required by the Contract or by law, will not permit any rescission or cancellation of any Contract.

     Section 5.08.  Reserved.                     ---------

     Section 5.09.  Maintenance of Hazard Insurance Policies.  (a)  Except
                  ---------------------------------------- as otherwise
provided in subsection (b) of this Section 5.09, the Servicer shall cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide the same coverage as a standard form fire and extended coverage insurance policy that is customary in the Servicer's procedures for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the principal balance due from the Obligor on the related Contract. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium and any related interest to the Obligor's obliga- tion as provided by the Contract (open) (and the Servicer may require all payments with respect to delinquent insurance premiums to be made by the Obligor before any interest and principal payments are applied to the Contract), but may not add such premium and interest to the remaining principal balance of the Contract for purposes of this Agreement. If the Obligor does not reimburse the Servicer for payment of such premiums and the related Contract is liquidated after a default, the Servicer shall be reimbursed for its payment of such premiums out of the related Liquidation Proceeds.

     (b) The Servicer may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home pursuant to subsection (a) of this Section 5.09, and shall, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, maintain one or more blanket insurance policies covering losses in a connection with a hazard as provided in subsection (a) of this Section resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be in the amount sufficient to cover all losses in a connection with a hazard on the Contracts. The Servicer shall pay, out of its own funds, the premium for such policy on the basis described therein and shall deposit in the Certificate Account, on the Business Day next preceding the Determination Date following the Due Period in which the insurance proceeds from claims in respect of any Contracts under such blanket policy are or would have been received, the deductible amount with respect to such claims.
 The Servicer shall not, however, be required to deposit any deductible amount with respect to claims under individual Hazard Insurance Policies maintained pursuant to subsection (a) of this Section.

     (c) If the Servicer shall have repossessed a Manufactured Home on behalf of the Trustee or foreclosed upon or otherwise acquired any Mortgaged Property, the Servicer shall either (i) maintain at its expense a Hazard Insurance Policy with respect to such Manufactured Home or Mortgaged Property meeting the requirements of subsection (a) or (b), except that the Servicer shall be responsible for depositing any deductible amount with respect to all claims under individual Hazard Insurance Policies, or (ii) indemnify the Trust Fund against any damage to such Manufactured Home prior to resale or other disposition.

     (d) Any cost incurred by the Servicer in maintaining any of the foregoing insurance, for the purpose of calculating monthly distributions to Certificateholders, shall not be added to the principal balance of the Contract, notwithstanding that the terms of the Contract so permit. The Servicer shall not be entitled to reimbursement from the Depositor, the Trustee or the Certificateholders for such costs. (open) Such costs (other than the cost of the blanket policy) shall only be recovered out of late payments by the Obligor for such premiums or, if the related Contract is liquidated after a default, out of the related Liquidation Proceeds.

     Section 5.10. Fidelity Bond and Errors and Omissions Insur- --------------------------------------------- ance. The Servicer shall maintain, at its own expense, a blanket fidelity ---- bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Contracts to handle funds, money, documents and papers relating to the Contracts. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this Section 5.10 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.
The minimum coverage under any such bond and insurance policy, shall be in an amount as is customary for servicers that service portfolios of manufactured housing installment sales contracts of $100 million or more and that are generally acceptable as servicers to institutional investors. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee.

     Section 5.11. Collections under Hazard Insurance Policies; -------------------------------------------- Consent to Transfers of
Manufactured Homes; Assumption Agreements.
- ----------------------------------------------------------------- (a)  The
Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims to the insurer under any Hazard Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Hazard Insurance Policies. Any amounts collected by the Servicer under any such Hazard Insurance Policies shall be deposited in the Certificate Account pursuant to Section 6.04, except to the extent they are applied to the restoration of the related Manufactured Home or released to the related Obligor in accordance with the normal servicing procedures of the Servicer.

     (b) (The Servicer shall not withhold its consent to any transfer of ownership of a Manufactured Home in accordance with the related Contract unless the proposed transferee does not meet the Servicer's then applicable underwriting standards (exclusive of down payment requirements).) In addition, the Servicer shall not withhold such consent if such withholding of consent is not permitted under applicable law and governmental regulations.

     (c) In any case in which a Manufactured Home is to be conveyed to a Person by an Obligor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Contract, upon the closing of such conveyance, the Servicer shall cause the originals of the assumption agreement, the release (if any), or the modification or supplement to the Contract to be deposited with the Contract File for such Contract. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement with respect to such Contract will be retained by the Servicer as additional servicing compensation. In connection with any such conveyance through an assumption, modification or supplement, the rate of interest borne by, and all other material terms of, the related Contract shall not be changed.

     Section 5.12. Realization upon Defaulted Contracts. Subject to ------------------------------------ applicable law, the
Servicer shall repossess, replevin, foreclose upon or otherwise comparably convert the ownership of Manufactured Homes and any related Mortgaged Property securing all Contracts that come into default and which the Servicer believes in its good faith business judgment will not be brought current; provided that if the Servicer has actual knowledge that a
       -------- Mortgaged Property is affected by hazardous waste, then the Servicer shall not cause the Trust Fund to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such repossession, foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section 5.02. Subject to the foregoing proviso, in the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, as Trustee, or, at its election, to its nominee on behalf of the Trustee, as Trustee. The Servicer shall manage, conserve and protect such Manufactured Homes and any related Mortgaged Property for the purposes of their prompt disposition and sale, and shall dispose of such Manufactured Homes and any related Mortgaged Property on such terms and conditions as are consistent with Sections 5.02 and 10.12.

     Section 5.13.  Costs and Expenses.  All costs and expenses incurred by
                   ------------------ the Servicer in carrying out its duties under this Agreement, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of defaulted Contracts and repossessions of Manufactured Homes securing such Contracts), shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except to the extent such reimbursement is specifically provided for in this Agreement. Notwithstanding the foregoing, the Servicer shall be reimbursed out of the Liquidation Proceeds of a defaulted Contract for Liquidation Expenses incurred by it in realizing upon the related Manufactured Home and any related Mortgaged Property, including, but not limited to: (i) costs of refurbishing and securing such Manufactured Home; (ii) transportation expenses incurred in moving the Manufactured Home; (iii) reasonable legal fees and expenses of outside counsel; (iv) rental expenses (including the payment of rent not paid by the defaulting Obligor) incurred in maintaining a leasehold interest for the Manufactured Home; and (v) sales commissions paid to Persons that are not Affiliates of the Servicer. The Servicer shall not incur the foregoing Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses is in accordance with Section 5.02 and will increase the Net Liquidation Proceeds from such Manufactured Home.

     Section 5.14.  Trustee to Cooperate.  The Servicer is authorized to
                -------------------- execute an instrument in satisfaction of any Contract paid in full and any related Mortgage and do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the security interest in the Manufactured Home and any related Mortgaged Property related thereto. The Servicer shall determine when a Contract has been paid in full; to the extent insufficient payments are received on a Contract mistakenly determined by the Servicer to be prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds by deposit into the Certificate Account. Upon request of a Servicing Officer, the Trustee shall perform such other acts as are reasonably requested by the Servicer (including, without limitation, the execution of documents) and otherwise cooperate with the Servicer in enforcement of rights and remedies with respect to Contracts.

     Section 5.15. Servicing and Other Compensation. The Servicer, as -------------------------------- compensation for its activities hereunder including, without limitation, the payment of fees and expenses of the Trustee pursuant to Section 10.05, shall be entitled to receive on each Distribution Date the Monthly Servicing Fee pursuant to
Section 6.02.

     Additional servicing compensation in the form of application fees, Late Payment Fees, Extension Fees, processing fees and any transfer of equity or assumption fees shall be retained by the Servicer.

     The Servicer shall not be reimbursed for its costs and expenses in servicing the Contracts except as provided pursuant to Section 5.13.

     Section 5.16.  Custody of Contracts.  (a)  Subject to the terms and
                -------------------- conditions of this Section and Section 3.04(a), the Trustee hereby appoints the Servicer custodian for the benefit of the Certificateholders and the Trustee, and the Servicer shall maintain custody of the Contract Files as custodian therefor.

     (b) The Servicer agrees to maintain the related Contract Files at its offices where they are presently maintained, or at such other offices of the Servicer in the States of Florida, Georgia, Ohio, Oregon and ________ as shall from time to time be identified to the Trustee by ten days' prior written notice. The Servicer may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

     (c) As custodian, the Servicer shall have and perform the following powers and duties

          (i) hold the Contract Files on behalf of the Certificateholders and the Trustee, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, and maintain a current inventory list thereof;

          (ii) cause Contract Files to be subject to the same policies and procedures with respect to persons authorized to have access to the Contract Files on the Servicer's premises as are contracts owned and serviced by the Servicer, in accordance with the same standard of care applied by the Servicer to such contracts; and

          (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Certificateholders and the Trustee in accordance with the standard of care in Section 5.02.

     (d) In acting as custodian of the Contract Files, the Servicer agrees further not to assert any beneficial ownership interests in the Contracts or the Contract Files. The Servicer agrees to indemnify the Certificateholders and the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the Certificateholders and the Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer will
not                                --------  ------- be liable for any
portion of any such amount resulting from the negligence or willful misconduct of any Certificateholder or the Trustee.

     (e) The Servicer shall promptly report to the Trustee any failure by it to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure.

     Section 5.17.  Reserved.                     --------

     Section 5.18. REO Disposition In the event that any Manufactured Home --------------- is acquired in a repossession or foreclosure (an "REO Property"), the Servicer shall sell any REO Property within two years of its acquisition by the Trust Fund, unless, at the request of the Servicer, the Trustee seeks, and subsequently receives, an Opinion of Counsel, addressed to the Trustee and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property solely for the purpose of its prompt disposition and sale in a manner that does not cause any such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property.

     The disposition of REO Property shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities.

     The proceeds from the REO disposition, net of any reimbursement to the Servicer as provided above, shall be deposited in the Certificate Account in accordance with Section 6.04.

                              (End of Article V)


                                  ARTICLE VI

               PAYMENTS TO THE CERTIFICATEHOLDERS; WITHDRAWALS
 -----------------------------------------------
FROM CERTIFICATE ACCOUNT                            ------------------------


     Section 6.01.  Monthly Payments.  (a)  On each Distribution Date the
                 ---------------- Trustee shall, based upon the information set forth in the Monthly Report for such Distribution Date, withdraw from the Certificate Account an amount equal to the Available Distribution Amount for such Distribution Date and apply such amount as set forth below:

          (i) to the Class A Certificates, the related Class A Interest Formula Distribution Amount on such Distribution Date;

          (ii) the Formula Principal Distribution Amount to the Class A Certificateholders until the Class A Principal Balance is reduced to zero;

          (iii) the Class B Interest Formula Distribution Amount on such Distribution Date to the Class B Certificateholders;

          (iv) the remainder of the Formula Principal Distribution Amount, if any, to the Class B Certificates until the Class B Principal Balance is reduced to zero; and

          (v) any remainder to the holder of the Class R Certificate. Such distributions to the Class A Certificateholders and the Class B Certif-icateholders shall be made such that the Trustee shall distribute (x) to each Class A Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's Class A Certificates and the Class A Distribution Amount for such Distribution Date and (y) to each Class B Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's Class B
Certi- ficates and the Class B Distribution Amount for such Distribution Date. The Trustee shall pay each Certificateholder of record by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register; provided that if such
Certificateholder holds                       -------- Certificates with
original denominations aggregating at least $5 million and has given the Trustee appropriate written instructions at least 5 Business Days prior to the related Record Date (which instructions, until revised, shall remain operative for all Distribution Dates thereafter), the Trustee shall pay such Certificateholder by wire transfer of funds. If on any Deter- mination Date the Servicer determines that there are no Contracts outstanding and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Servicer promptly shall instruct the Trustee to send the final distribution notice to each Certificateholder and make provision for the final distribution in accordance with Section 11.01(b). Final payment of any Certificate shall be made only upon presentation of such Certificate at the office or agency of the Certificate Registrar.

     (b) On each Distribution Date, the Trustee shall withdraw from the Certificate Account (solely out of the Available Distribution Amount for such Distribution Date after giving effect to the distributions made to the Class A Certificateholders and the Class B Certificateholders pursuant to
Section 6.01(a) on such Distribution Date) and distribute to the Holder of the Class R Certificate the Class R Distribution Amount for such
Distribution Date. Such distribution shall be made by a means that is mutually acceptable to the Trustee and the Holder of the Class R Certificate.

     (c) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Class A and Class B Certificates. Neither the Trustee, the Certificate Registrar, the Depositor nor the Servicer shall have any responsibility therefor except as otherwise provided by applicable law. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the form of the Class A Certificates and Class B Certificates as set forth in Exhibits B and C hereto.

     Section 6.02.  Permitted Withdrawals from the Certificate
      ------------------------------------------ Account.  The Servicer may
from time to time as provided herein, make ------- withdrawals from the Certificate Account of amounts deposited therein pursuant to Section 6.04 that are attributable to the Contracts for the following purposes:

          (i) to pay to the Contract Seller with respect to each Contract or property acquired in respect thereof that has been purchased pursuant to
Section 3.05 all amounts received thereon that are specified in such Section to be property of the Contract Seller;

          (ii) to reimburse itself for the payment of taxes out of Liquidation Proceeds (to the extent not previously retained from such Liquidation Proceeds prior to their deposit) or out of payments expressly made by the related Obligor to reimburse the Servicer for such taxes, as permitted by Section 5.06;

          (iii) to pay to itself the Monthly Servicing Fee;

          (iv) to reimburse itself or a previous Servicer out of Liquidation Proceeds (to the extent not previously retained from Liquidation Proceeds prior to their deposit in the Certificate Account) in respect of a Manufactured Home and out of payments by the related Obligor (to the extent of payments expressly made by the Obligor to reimburse
the Servicer  for insurance  premiums)  for  expenses  incurred   by  it  in
 respect of such Manufactured Home that are specified as being reimbursable to it pursuant to Section 5.07, 5.09, or 5.13 or to a previous Servicer under Section 8.08;

          (v) to reimburse itself for any Nonrecoverable Advance or Monthly Advances in accordance with Section 6.03(c) and for advances in respect of Liquidated Contracts in accordance with Section 6.03(c);

          (vi) after the Class B Principal Balance has been reduced to zero, to reimburse the Depositor for expenses incurred and reimbursable to it pursuant to Section 8.06; and

          (vii) to withdraw any amount deposited in the Certificate Account that was not required to be deposited therein (including any collections on the Contracts that, pursuant to Section 2.01, are not part of the Trust Fund).

     Since, in connection with withdrawals pursuant to clauses (i), (ii) and
(iv), the Servicer's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such clauses.

     Section 6.03.  Monthly Advances by the Servicer.  (a)  By the close of
                   -------------------------------- business on each
Determination Date the Servicer shall deposit in the Certificate Account, out of its own funds, the Monthly Advance; provided,
                                        -------- however, that such deposit
out of the Servicer's own funds shall only be made ------- to the extent necessary to cause the Available Distribution Amount to be large enough to permit the distribution on the related Distribution Date of the amounts computed as set forth in clauses (i) through (iv), inclusive, of Section 6.01(a).

     (b) On each Distribution Date, the Servicer shall reimburse itself for the Outstanding Amount Advanced to the extent of actual collections of late scheduled payments on the related Contracts.

     (c)  If the Servicer determines that any advance made pursuant to
Section 6.03(a) has become a Nonrecoverable Advance and at the time of such determination there exists an Outstanding Amount Advanced, then the Servicer shall reimburse itself out of funds in the Certificate Account for the amount of such Nonrecoverable Advance, but only to the extent of such Outstanding Amount Advanced.

     Section 6.04. Establishment of and Deposits in Certificate -------------------------------------------- Accounts. (a) On or
before the Closing Date, the Trustee shall have -------- established, and thereafter shall maintain, one or more Certificate Accounts which are Eligible Accounts, in the form of separate custodial accounts, titled "Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, 199_-_ (Merrill Lynch Mortgage Investors, Inc., Depositor) in trust for the Trustee". The Trustee shall cause moneys in the Certificate Account to be invested in Eligible Investments selected by the Trustee, which shall mature or, in the case of a money market fund, be redeemed not later than the Business Day immediately preceding the Distribution Date next following the date of such investment (except that if such Eligible Investment is an obligation of the institution that maintains the Certificate Account, then such Eligible Investments shall mature or, in the case of a money market fund, be redeemed not later than such Distribution Date) and shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee. The Trustee shall select such Eligible Investments, which shall mature as provided above, in such manner as to achieve the following objectives in the order stated: (1) preservation of principal values; and (2) maximization of income. If an instrument or account ceases to meet the requirements of an Eligible Investment or Eligible Account as specified in the respective definitions thereof, the Trustee shall cause all moneys in such investment and account to be withdrawn and deposited in an Eligible Investment or Eligible Account, as the case may be, within twenty (20) Business Days of the occurrence of such investment or account ceasing to meet such requirements. All net income and gain realized from any such investments, to the extent provided by this Agreement, shall be added to the Certificate Account.

     (b) The Servicer shall deposit in the Certificate Account not later than the close of business of the Business Day immediately preceding each Distribution Date the following amounts in respect of the preceding Due
Period:

          (1) All amounts received from Obligors with respect to principal of and interest on the Contracts;

          (2)  All Net Liquidation Proceeds;

          (3) All amounts required to be deposited by the Contract Seller pursuant to Section 3.05(a); and

          (4)  All Monthly Advances pursuant to Section 6.03.

     Section 6.05. Transfer of Certificate Account. The Trustee may ------------------------------- transfer the Certificate
Account to a different depository institution from time to time, so long as the Certificate Account remains an Eligible Account. The Trustee shall give notice of any transfer of the Certificate Account to the Rating Agency prior to such transfer.

                             (End of Article VI)


                                 ARTICLE VII

                                   REPORTS
 -------

     Section 7.01.  Monthly Reports.  Within three Business Days following
                  --------------- each Determination Date, the Servicer shall cause the Trustee to receive a "Monthly Report," which report shall include the following information with respect to the immediately following Distribution Date:

          (a) the Class A Distribution Amount and Class B Distribution Amount for such Distribution Date;

          (b) the amount of principal to be distributed to each of the Class A and Class B Certificateholders, separately stating the amounts specified in clauses (a) through (e) of the term "Formula Principal Distribution Amount";

          (c) the amount of interest to be distributed to each of the Class A and Class B Certificateholders on such Distribution Date (separately identifying any Class A Unpaid Interest Shortfall and Class B Unpaid Interest Shortfall included in such distribution) and the Pass-Through Rate for each such Class of Certificates for such Distribution Date;

          (d) the remaining Class A and Class B Principal Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

          (e) the total amount of fees payable on such Distribution Date, separately identifying the Monthly Servicing Fee, any reimbursement to the Depositor pursuant to Section 8.06, and any Late Payment Fees, Extension Fees and assumption fees (along with other permitted fees pursuant to Section 5.15) paid during the prior Due Period;

          (f) the number of and aggregate unpaid principal balance of Contracts with payments delinquent 30 to 59, 60 to 89, and 90 or more days, respectively;

          (g) the number of Contracts that were repurchased by the Contract Seller in accordance with Section 3.05 during the prior Due Period, identifying such Contracts and the Repurchase Price of such Contracts;

          (h) the Pool Factor for the Class A and Class B Certificates after giving effect to the payment of principal to be made on such Distribution Date;

          (i) the Class R Distribution Amount, if any, for such Distribution Date;

          (j) the aggregate principal balances of all Contracts that are not Liquidated Contracts and in respect of which the related Manufactured Homes have been repossessed or foreclosed upon; and

          (k) the Aggregate Net Liquidation Losses through the Due Period immediately preceding such Distribution Date.

     Copies of all Monthly Reports shall be provided to the Rating Agency. The Trustee shall not be under any duty to recalculate or verify the information provided to it by the Servicer.

     Section 7.02.  Certificate of Servicing Officer.  Each Monthly Report
                  -------------------------------- pursuant to Section 7.01
shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit G, certifying the accuracy of the Monthly Report and that no Event of Default or event that with notice or lapse of time or both would become an Event of Default has occurred, or if such event has occurred and is continuing, specifying the event and its status.

     Section 7.03. Other Data. In addition, the Servicer on request of the ---------- Trustee shall furnish the Trustee such underlying data as may reasonably be requested.

     Section 7.04.  Annual Statement as to Compliance.  The Servicer will
                 --------------------------------- deliver to the Depositor, the Trustee and the Rating Agency on or before ______________ 1 of each year, beginning with the first _____________ 1 that occurs at least three months after the Cut-off Date, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled in all material respects all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation in a material respect, specifying each such default known to such officer and the nature and status thereof.

     Section 7.05. Annual Independent Public Accountants' -------------------------------------- Servicing Report. On or before
_________ 1 of each year, beginning with the ---------------- first
____________ 1 that occurs at least three months after the Cut-off Date, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor, the Trustee and the Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of the Contracts under this Agreement and that, on the basis of such examination conducted substantially in compliance (generally accepted auditing standards) (the ______ audit program), such servicing has been conducted in compliance with (this Agreement) (such audit program), except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions that, in the opinion of such firm, (generally accepted auditing standards) (such audit program) requires it to report. For purposes of such statement, such firm may assume conclusively that all pooling and servicing agreements among the Depositor, the Servicer and the Trustee relating to certificates evidencing an interest in manufactured housing contracts are substantially similar to one another except for any such pooling and servicing agreement which by its terms specifically states otherwise.

     Section 7.06.  Statements to Certificateholders.  (a)  Concurrently
with                     -------------------------------- each distribution
to Certificateholders pursuant to Article VI, the Trustee shall mail, or cause the Paying Agent to mail, to each Certificateholder at the address appearing on the Certificate Register a statement as of the related Distribution Date prepared by the Servicer setting forth:

          (1)  the Class A,  Class B Distribution Amount and  Class R
Distri-      bution Amount for such Distribution Date;

          (2) the amount of principal to be distributed to each of the Class A and Class B Certificateholders, separately stating the amounts specified in clauses (a) through (f) of the term "Formula Principal Distribution Amount";

          (3) the amount of interest to be distributed to each of the Class A and Class B Certificateholders on such Distribution Date (separately identifying any Class A Unpaid Interest Shortfall and Class B Unpaid Interest Shortfall included in such distribution) and the Pass-Through Rate for each such Class of Certificates for such Distribution Date;

          (4) the remaining Class A Principal Balance and Class B Principal Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

          (5) the total amount of fees payable on such Distribution Date, separately identifying the Monthly Servicing Fee, any reimbursement to the Depositor pursuant to Section 8.06, and any Late Payment Fees, Extension Fees and assumption fees (along with other permitted fees pursuant to Section 5.15) paid during the prior Due Period;

          (6) the number of and aggregate unpaid principal balance of Contracts with payments delinquent 30 to 59, 60 to 89, and 90 or more days, respectively;

          (7) the number of Contracts that were repurchased by the Contract Seller in accordance with Section 3.05 during the prior Due Period, identifying such Contracts and the Repurchase Price of such Contracts;

          (8) the Pool Factor for the Class A and Class B Certificates after giving effect to the payment of principal to be made on such Distribution Date;

          (9) the aggregate principal balances of all Contracts that are not Liquidated Contracts and in respect of which the related Manufactured Homes have been repossessed or foreclosed upon;

          (10) the Aggregate Net Liquidation Losses through the Due Period immediately preceding such Distribution Date; and

          (11) such other customary factual information as is available to the Servicer as the Servicer deems necessary and can be obtained reasonably from its existing data base to enable Certificateholders to prepare their tax returns.

     In the case of information furnished pursuant to clauses (1) through
(4) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within a reasonable period of time after the end of each calendar year, subject to the next sentence, but in no event later than 90 days after the end of such year, the Servicer shall prepare and furnish to the Trustee, and the Trustee, promptly upon receipt, shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, a statement containing the information set forth in clauses (2) and (3) above, in the case of Class A Certificateholders, and (6), (7) and (9) above, in the case of Class B Certificateholders, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.
 Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time in force.

     On each Distribution Date, if _________ is not the holder of the Class R Certificate, the Servicer shall forward or cause to be forwarded by mail to the holder of the Class R Certificate a copy of the report forwarded to the Holders of Certificates on such Distribution Date. If the Servicer is not the holder of the Class R Certificate, the Servicer shall also forward or cause to be forwarded by mail to the holder of the Class R Certificate a statement setting forth the amount of the distribution to the holder of the Class R Certificate, together with such other information as the Servicer deems necessary or appropriate.

     Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the holder of the Class R Certificate a statement containing the applicable distribution information provided pursuant to this Section aggregated for such calendar year or applicable portion thereof during which such Person was the holder of the Class R Certificate. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time enforced.

     A Certificateholder holding Certificates of a Class representing in the aggregate at least 5% of the Percentage Interest of such Class shall, upon written request to the Trustee, be entitled to receive copies of all reports provided to the Trustee.

                             (End of Article VII)


                                 ARTICLE VIII

                 INDEMNITIES; THE DEPOSITOR AND THE SERVICER
 -------------------------------------------

     Section 8.01.  Liabilities to Obligors.  No liability to any Obligor
                 ----------------------- under any of the Contracts arising out of any act or omission to act of the Servicer in servicing the Contracts prior to the Closing Date is intended to be assumed by the Trustee, or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trustee and the Certificateholders expressly disclaim such assumption.

     Section 8.02. Tax Indemnification. The Contract Seller agrees to pay, ------------------- and to indemnify, defend and hold harmless the Trust Fund, the Trustee, the Certificate Registrar, the Paying Agent and the Depositor and the Certificateholders from any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Contracts from the Contract Seller to the Depositor and from the Depositor to the Trust Fund, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any income or franchise taxes or federal, state or other taxes arising out of the creation of the Trust Fund and the issuance of the Certificates or distributions with respect thereto) and costs, expenses and reasonable counsel fees in defending against the same.

     Section 8.03.  Servicer's Indemnities.  The Servicer shall defend and
                  ---------------------- indemnify the Trust Fund, the Trustee, the Certificate Registrar, the Paying Agent and the Depositor and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising from third party claims or actions in respect of any action taken or failed to be taken by the Servicer with respect to any Contract or Manufactured Home and any failure by the Servicer to perform its obligations in compliance with this Agreement. This indemnity shall survive any Event of Default (but a Servicer's obligations under this Section 8.03 shall not relate to any actions of any subsequent Servicer after an Event of Default) and any payment of the amount owing under, or any repurchase by the Contract Seller of, any such Contract.

     Section 8.04.  Operation of Indemnities.  Indemnification under this
                 ------------------------ Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Contract Seller or the Servicer has made any indemnity payments to the Trustee pursuant to this Article and the Trustee thereafter collects any of such amounts from others, the Trustee will repay such amounts collected to the Contract Seller or the Servicer, as the case may be, together with any interest collected thereon.

     Section 8.05. Merger or Consolidation of the Depositor, the --------------------------------------------- Contract Seller or
the Servicer.  The Contract Seller and the Servicer will
- ------------------------------- each keep in full effect its existence, rights and franchises as a corporation or association, as the case may be, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Contracts and to perform its duties under this Agreement.

     Any person into which the Depositor, the Contract Seller or the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Depositor, the Contract Seller or the Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Contract Seller or the Servicer, shall be the successor of the Depositor, the Contract Seller or the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided,
               -------- however, that the successor or surviving Person to the Servicer shall satisfy ------- the requirements of Section 8.08(ii) with respect to the qualifications of a successor to the Servicer. Each of the Contract Seller, the Depositor and the Servicer shall promptly notify the Rating Agency of any such merger to which it is a party.

     Section 8.06. Limitation on Liability of the Depositor and -------------------------------------------- Others. Neither the
Depositor nor any of the directors, officers, employees ------ or agents of the Depositor shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the
    -------- ------- Depositor or any such person against any liability that would otherwise be imposed by reason of its willful misconduct, bad faith or negligence. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action which arises under this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the
       -------- ------- Depositor may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the Certificate Account and the Depositor shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Section 6.02; provided that such
reimbursement shall be made, from time to                  -------- time on
one or more Distribution Dates, only out of the Available Distribution Amount for such Distribution Date that remains after the distributions to the Class A Certificateholders and the Class B Certificateholders for such Distribution Date have been made.

     Section 8.07.  Assignment by Servicer.  The Servicer may, with the
prior                     ---------------------- written consent of the
Depositor, assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such
                 -------- assignment or delegation shall be a Person which is satisfactory to the Trustee, in its sole and reasonable judgment, and the Depositor, in its sole judgment, is willing to service the Contracts and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement; provided further that the
Rating Agency's rating of the            -------- Certificates in effect
immediately prior to such assignment and delegation will not be withdrawn or reduced as a result of such assignment and delegation, as evidenced by a letter from the Rating Agency. In the case of any such assignment and delegation, the Servicer shall be released from its obligations under this Agreement, except that the Servicer shall remain liable for all liabilities and obligations incurred by it as Servicer here- under prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

     Section 8.08. Successor to the Servicer. In connection with the ------------------------- termination of the Servicer's responsibilities and duties under this Agreement pursuant to Section 9.01, the Trustee shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement (except the duty to pay and indemnify the Trustee pursuant to Section 10.05 hereof), or (ii) appoint a successor acceptable to the Depositor, which shall have a net worth of not less than $10,000,000 and shall have serviced for at least one year prior to such appointment a portfolio of not less than $100,000,000 principal amount of manufactured housing installment sale contracts or installment loans and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement (except that the duty to pay and indemnify the Trustee pursuant to Section 10.05 hereof shall be subject to negotiation at the time of such appointment). If the Trustee has become the successor to the Servicer in accordance with this Section, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint or petition a court of competent jurisdiction to appoint, a successor satisfying the requirements set out in clause (ii) above. In connection with any appointment of a successor Servicer, the Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree or such court shall determine; provided, however,
                                     --------  ------- that no such
compensation shall be in excess of a monthly amount equal to 1/12 of the product of 1.25% and the Pool Principal Balance for the Distribution Date in
respect of which such   compensation  is  being  paid without  the  consent
of all of the Certificateholders and notice to the Rating Agency. If the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to Section 8.07 or 9.01, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, shall cooperate with the Trustee and any successor Servicer in effecting the termination of the Servicer's responsibilities and rights hereunder and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The assignment by a Servicer pursuant to Section 8.07 or removal of Servicer pursuant to Section 9.01 shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Contract Seller of liability pursuant to Section 3.05 for breach of the representations and warranties made pursuant to Section 3.02 or 3.03.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Trustee an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement and the Certificates. Any assignment by or termination of the Servicer pursuant to Section 8.07 or 9.01 or the termination of this Agree- ment pursuant to Section 11.01 shall not affect any claims that the Trustee may have against the Servicer arising prior to any such termination or resignation.

     The Servicer shall timely deliver to the successor the funds in the Certificate Account and all Contract Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as reasonably may be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. Without limitation, the Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including, without limitation, transfer instruments in respect of certificates of title and financing statements relating to the Manufactured Homes), and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination.

     Upon a successor's acceptance of appointment as such, the Trustee shall notify in writing the Certificateholders of such appointment.

                            (End of Article VIII)

                                  ARTICLE IX

                                   DEFAULT
 -------

     Section 9.01. Events of Default. In case one or more of the following ----------------- Events of Default shall occur and be continuing, that is to say:

          (a) any failure by the Servicer to make any deposit or payment, or to remit to the Trustee any payment, required to be made under the terms of this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor or to the Servicer, the Trustee and the Depositor by the Holders of Certificates evidencing Fractional Interests aggregating not less than 25%; or

          (b) failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Trustee and the Depositor by the Holders of Certificates evidencing Fractional Interests aggregating not less than 25%; or

          (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a trustee, conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

          (d) the Servicer shall consent to the appointment of a trustee, conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

          (e) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates evidencing Fractional Interests aggregating not less than 51% by notice in writing to the Servicer shall, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Contracts and the proceeds thereof. The Trustee shall send a copy of any such notice to the Rating Agency. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Contracts or otherwise, shall pass to and be vested in the successor appointed pursuant to Section
8.08. Upon the occurrence of an Event of Default which shall not have been remedied, the Trustee may also pursue whatever rights it may have at law or in equity to damages, including injunctive relief and specific performance. The Trustee will have no obligation to take any action or institute, conduct or defend any litigation under this Agreement at the request, order or direction of any of the Holders of Certificates unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

     Section 9.02.  Waiver of Defaults.  The Trustee may waive any default
                  ------------------ by the Servicer in the performance of its obligations hereunder and its consequences, except that a default in the making of any required remittance to the Trustee for distribution on any of the Certificates may be waived only by the affected Certificateholders.
Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     Section 9.03.  Trustee to Act; Appointment of Successor.  On and after
                   ---------------------------------------- the time the
Servicer receives a notice of termination pursuant to Section 9.01, the Trustee or its appointed agent shall be the successor in all respects to the Servicer as provided in Section 8.08 hereof.

     Section 9.04.  Notification to Certificateholders.  (a)  Upon any such
                   ---------------------------------- termination pursuant
to Section 9.01, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agency.

     (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates, notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

     Section 9.05.  Effect of Transfer.  (a)  After a transfer of servicing
                   ------------------ duties to a successor Servicer pursuant to Section 8.05, 8.07, 8.08 or 9.01, the Trustee or new Servicer may notify Obligors to make payments that are due under the Contracts after the effective date of the transfer of servicing duties directly to the new Servicer.

     (b) After the transfer of servicing duties to a successor Servicer pursuant to Section 8.05, 8.07, 8.08 or 9.01, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts, but in the case of a transfer pursuant to Section 8.08 or 9.01 shall remain liable for any liability of the Servicer hereunder and shall remain entitled to any compensation due the Servicer that had already accrued prior to such transfer.

     (c) A transfer of servicing duties to a successor Servicer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer pursuant to Article VIII) other than those relating to the management, administration, servicing or collection of the Contracts.

                             (End of Article IX)


                                  ARTICLE X

                            CONCERNING THE TRUSTEE
  ----------------------

     Section 10.01.  Duties of Trustee.  The Trustee, prior to the
occurrence                      ----------------- of an Event of Default and
after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are set forth specifically in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are required specifically to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:
         --------  -------

          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may rely conclusively, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be liable personally for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) The Trustee shall not be liable personally with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing Fractional Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

     Section 10.02. Certain Matters Affecting the Trustee. Except as ------------------------------------- otherwise provided in
Section 10.01:

          (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (d) The Trustee shall not be liable personally for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Holders of Certificates evidencing Fractional Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the
- -------- ------- Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholders requesting the investigation; and

          (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

     Section 10.03. Trustee Not Liable for Certificates or -------------------------------------- Contracts. The recitals contained herein and in the Certificates (other than --------- the authentication of the Certificates) and in the Sale and Purchase Agreement shall be taken as the statements of the Depositor, the Contract Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates (except that the Certificates shall be duly and validly authen- ticated by it), of the Sale and Purchase Agreement or of any Contract or related document. The Trustee shall not be accountable for the use or application by the Depositor, the Contract Seller or the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Contract Seller or the Servicer in respect of the Contracts or deposited in or withdrawn from the Certificate Account by the Depositor, the Contract Seller or the Servicer.

     Section 10.04. Trustee May Own Certificates. The Trustee in its ---------------------------- individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

     Section 10.05. Servicer to Pay Fees and Expenses of ------------------------------------ Trustee. The Servicer covenants and agrees to pay, from its own funds, to ------- the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay (out of its own funds) or reimburse the Trustee, to the extent requested by the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement and the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee in connection with the appointment of an office or agency pursuant to Section 10.11 except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Servicer also covenants and agrees to indemnify (out of its own funds) the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The covenants in this
Section 10.05 shall be for the benefit of the Trustee in its capacity as Trustee, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement.

     Section 10.06.  Eligibility Requirements for Trustee.  There shall at
                   ------------------------------------ all times be a
Trustee hereunder which shall be either (a) _________________ ("___________") or any other Person into which First National is merged or consolidated or to which substantially all of the properties and assets of First National are transferred as an entirety provided that such other Person has accepted appointment as Trustee under this Agreement in accordance with Article X, and provided, further, that such entity is
authorized to exercise                --------  ------- corporate trust
powers under the laws of the United States of America, any State thereof or the District of Columbia and has all necessary trust powers to perform its obligations hereunder, or (b) a corporation or banking association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If the corporation or banking association referred to in clause
(b) of the previous sentence publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 10.07. Resignation and Removal of the Trustee. The Trustee at -------------------------------------- any time may resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and the Rating Agency. Upon receiving such notice of resignation, the Depositor promptly shall appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     The Holders of Class A Certificates or, if the Class A Principal Balance is zero, the Class B Certificates evidencing, as to such Class, Percentage Interests aggregating more than 50% may remove the Trustee at any time and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Certificateholders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.08.

     Section 10.08.  Successor Trustee.  Any successor trustee appointed as
                    ----------------- provided in Section 10.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall execute and deliver such instruments and do such other things as reasonably may be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 10.06.

     Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register, to the Servicer and to the Rating Agency. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

     Section 10.09.  Merger or Consolidation of Trustee.  Any corporation
                  ---------------------------------- into which the Trustee
may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 10.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 10.10. Appointment of Co-Trustee or Separate ------------------------------------- Trustee. Notwithstanding any other provisions hereof, at any time, for the ------- purpose of (i) meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may be located at the time or (ii) meeting any legal requirements with respect to the holding of the Contracts, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 10.10, such powers, duties, obligations, rights and trusts, as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 10.08 hereof.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 10.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed or any regulation applicable to any of the Contracts (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee/ upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreements specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any separate trustee or co-trustee may, at any time, appoint the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Nothing in this Section shall relieve the Trustee of its duties, obligations or liabilities under this Agreement.

     Section 10.11.  Appointment of Office or Agency.  The Trustee will
                ------------------------------- appoint an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates __________, located in the City of New York, for the purpose of keeping the Certificate Register. The Certificate Register may be kept in an electronic form capable of printing out a hard copy of the Certificate Register. The Trustee will maintain an office at the address stated in Section 12.10 hereof where notices and demands to or upon the Trustee in respect of the Certificates may be served. The Trustee will give prompt written notice to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     Section 10.12.  REMIC Compliance.  The parties intend that the Trust
                  ---------------- Fund formed hereunder shall constitute, and that the affairs of the Trust Fund shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of the Trust Fund and shall on behalf of the Trust Fund: (a) prepare, file and present to the Trustee to sign, or cause to be prepared, filed and presented to the Trustee to be signed, all required federal tax returns for the Trust Fund, including, but not limited to, Form 1066 using a calendar year as the taxable year for the Trust Fund when and as required by the REMIC Provisions and other applicable federal income tax laws; (b) make an election, on behalf of the Trust Fund, to be treated as a REMIC on the Form 1066 for its first taxable year, in accordance with the REMIC Provisions; (c) cause to be prepared and forwarded to the Certificateholders all information reports as and when required to be provided to them in accordance with the REMIC Provisions; (d) if the filing or distribution of any documents of an administrative nature not addressed in clauses (a) through (c) of this Section is then required by the REMIC Provisions in order to maintain the status of the Trust Fund as a REMIC, prepare, file and sign or distribute, or cause to be prepared and filed or distributed, such documents with or to such persons when and as required by the REMIC Provisions; (e) conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions; and (f) serve as tax matters person for the Trust Fund pursuant to Temporary Treasury Regulations
Section 1.860F-4T(d) or serve as attorney-in-fact and agent for any person that is the tax matters person if the Servicer determines, in its discretion that it is not permitted under applicable law to serve as the tax matters person. If the Servicer determines, in its sole discretion, that it is not permitted by applicable law to perform any of the duties in the preceding sentence, the Trustee shall carry out such duties pursuant to the instructions of the Servicer and shall be compensated for such services pursuant to Section 10.05. The Servicer shall not knowingly or intentionally take any action (or knowingly or intentionally direct the Trustee to take or omit to take any action) or knowingly or intentionally omit to take any action (or knowingly or intentionally omit to direct the Trustee to take any action) if such action or omission (as the case may be) would cause the termination of the REMIC status of the Trust Fund. The Depositor and the Trustee shall cooperate with the Servicer or its agent for such purpose in supplying any information within their control (other than any confidential information) that is necessary to enable the Servicer to perform its duties under this Section. The Holder of the Class R Certificate, by purchasing such Class R Certificate, (A) shall be deemed to consent to the appointment of the Servicer as (i) the tax matters person for the Trust Fund and (ii) the attorney-in-fact and agent for any person that is the tax matters person if the Servicer is unable to serve as the tax matters person and (b) agrees to execute any documents required to give effect to (A) above.

     The Holder of the Class R Certificate, by purchasing such Class R Certificate, agrees to give the Servicer written notice that it is a "pass- through interest holder" within the meaning of Temporary Treasury Regulations section 1.67-3T(a)(2)(i)(A) immediately upon becoming the Holder of the Class R Certificate, if it is, or is holding the Class R Certificate on behalf of, a "pass-through interest holder."

     In the event that any tax, including interest, penalties, additional amounts or additions to tax (a "Tax"), is imposed on the Trust Fund, such tax shall be charged against amounts otherwise required to be distributed to the Holder of the Class R Certificate or against the Person causing the event to occur which resulted in the imposition of such tax. The Trustee is hereby authorized to retain, or cause the Paying Agent to retain, from amounts otherwise required to be distributed to the Holder of the Class R Certificate sufficient funds to pay or provide for the payment of, and to actually pay, or cause the Paying Agent to pay, such Tax as is legally owed by the Trust Fund (but such authorization shall not prevent the Trustee from contesting any such Tax in appropriate proceedings, and withholding payment of such Tax, if permitted by law, pending the outcome of such proceedings). To the extent that sufficient amounts cannot be so retained to pay or provide for the payment of any tax imposed on gain realized from any prohibited transaction (as defined in the REMIC Provisions), the Trustee is hereby authorized to and, upon the receipt of written notice of the existence of any tax liability, shall segregate, into a separate non-interest-bearing account, the net income from such prohibited transactions and pay, or cause the Paying Agent to pay, such Tax. In the event any (i) amounts initially retained from amounts required to be distributed to the Holder of the Class R Certificate and (ii) income so segregated and applied towards the payment of such Tax shall not be sufficient to pay such Tax in its entirety, the amount of the shortfall shall be paid from funds in the Certificate Account notwithstanding anything to the contrary contained herein. To the extent any such segregated income or funds from the Certificate Account are paid to the Internal Revenue Service, the Trustee shall retain, or cause to be retained, an amount equal to the amount of such income or funds so paid from future amounts otherwise required to be distributed to the Holder of the Class R Certificate and shall deposit such retained amounts in the Certificate Account for distribution to the Holders of Certificates other than the Class R Certificate.

     Except as provided in Section 3.05, the Trustee shall not sell any Contract or any other asset of the Trust Fund unless either (i) it has received an Opinion of Counsel to the effect that such sale will not result in the imposition of taxes on "prohibited transactions" on the Trust Fund as defined in Section 860F of the Code, or (ii) the proceeds of such sale, net of any related taxes on "prohibited transactions" on the Trust Fund as defined in Section 860F of the Code, will at least equal the Repurchase Price of such Contract.

                              (End of Article X)


                                  ARTICLE XI

                                 TERMINATION
 -----------

     Section 11.01. Termination. (a) The respective obligations and ----------- responsibilities of the Depositor, the Servicer
(except as to Section 10.05) and the Trustee shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Contract or the disposition of all property acquired upon repossession of any Contract and the remittance of all funds due hereunder; or (ii) at the option of the Depositor or the Servicer, on any Distribution Date after the first Distribution Date on which the Pool Principal Balance is less than 10% of the Initial Principal Amount, upon the purchase of the Contracts at a price equal to the greater of (a) the sum of
(x) 100% of the principal balance of each Contract (other than any Contract as to which the related Manufactured Home has been repossessed and not yet disposed of and whose fair market value is included pursuant to clause (y) below) as of the final Distribution Date, and (y) the fair market value of such acquired property (as determined by the Depositor or the Servicer, as the case may be, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to this Section), and (b) the aggregate fair market value (as determined by the Depositor or the Servicer, as the case may be, as of the close of business on such third Business Day) of all of the assets of the Trust Fund, plus, in the case of both (a) and (b), any Class A Unpaid Interest Shortfall, and any Class B Unpaid Interest Shortfall as well as one month's interest at the applicable Net Contract Rate on the Contract Principal Balance of each Contract (including any Contract as to which the related Manufactured Home has been repossessed or foreclosed upon and not yet disposed of); provided,
                         -------- however, that in no event shall the trust
created hereby continue beyond the ------- expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Notwithstanding the foregoing, the option specified in clause
(ii) of this Section 11.01(a) shall not be exercisable if there will not be distributed to the Class A Certificateholders an amount equal to the Class A Principal Balance together with the Class A Unpaid Interest Shortfall and one month's interest on the Class A Principal Balance at the Class A Pass-Through Rate, and to the Class B Certificateholders an amount equal to the Class B Principal Balance together with the Class B Unpaid Interest Shortfall and one month's interest on the Class B Principal Balance at the Class B Pass-Through Rate. If the Depositor and the Servicer both desire to exercise the option in clause (ii) of this paragraph on any Distribution Date after the first Distribution Date on which the Pool Principal Balance is less than 10% of the Initial Principal Amount, the Servicer shall have the prior right to exercise such option.

     (b) Notice of any termination, specifying the Distribution Date upon which all Certificateholders may surrender their Certificates to the Trustee for payment and cancellation, shall be given promptly by the Servicer (if the Depositor is exercising the option given it in Section 11.01(a), upon direction by the Depositor given 10 days prior to the date such notice is to be mailed) by letter to Certificateholders, the Trustee and the Rating Agency mailed no later than the 15th day of the month preceding the month of such final distribution specifying (i) the Distribution Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.
After giving such notice, the Trustee shall not register the transfer or exchange of any Certificates. If such notice is given in connection with the Depositor's or the Servicer's election to purchase, the Depositor or the Servicer shall deposit in the Certificate Account on the Business Day prior to the applicable Distribution Date the amount described in Section 11.01(a)(ii). Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed, from funds in the Certificate Account, to Certificateholders, in proportion to their respective Percentage Interests, an amount equal to, as to the Class A Certificates, the Class A Principal Balance together with the Class A Unpaid Interest Shortfall and one month's interest at the Class A Pass- Through Rate on the Class A Principal Balance and, as to Class B Certificates, the Class B Principal Balance together with the Class B Unpaid Interest Shortfall and one month's interest at the Class B Pass-Through Rate on the Class B Principal Balance. Upon such termination, any amounts remaining in the Certificate Account (other than amounts retained to meet claims) shall be paid to the holder of the Class R Certificate. Following such final deposit the Trustee shall execute all assignments, endorsements and other instruments necessary to
effectuate such transfer.   The distribu- tion on the final Distribution
Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of the Certificates and the Class R Certificate. Any amounts retained in the Certificate Account that are owed to Certificateholders which have not surrendered their Certificates as of the final Distribution Date shall be withdrawn from the Certificate Account and held in an escrow account with the Trustee pending distribution pursuant to Section 11.01(c).

     (c) If all of the Certificateholders shall not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within two years after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee shall so notify the Depositor and the Depositor may take appropriate steps, or may appoint an agent to take appropriate and reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of, and only to the extent of, the funds and other assets which remain in trust hereunder.

     Upon any termination pursuant to the exercise of the purchase option contained in Section 11.01(a)(ii) or otherwise, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust Fund as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Servicer or the Trustee under this Section, the holder of the Class R Certificate shall adopt a plan of complete liquidation of the Trust Fund; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Servicer as agent of the Trustee shall sell all of the assets of the Trust Fund to the Depositor or the Servicer, as the case may be, for cash.

     By its acceptance of the Class R Certificate, the holder thereof hereby agrees to adopt such a plan of complete liquidation upon the written request of the Servicer or the Depositor and to take such other action in connection therewith as may be reasonably requested by the Depositor.

                             (End of Article XI)


                                 ARTICLE XII

                           MISCELLANEOUS PROVISIONS
  ------------------------

     Section 12.01.  Severability of Provisions.  If any one or more of the
                    -------------------------- covenants, agreements,
provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and in no way shall affect the validity or enforceability of the other provisions of this Agreement.

     Section 12.02.  Limitation on Rights of Certificateholders.  The death
                    ------------------------------------------ or incapacity
of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Class A Certificates or Holders of Class B Certificates evidencing, as to such Class, Percentage Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being covenanted expressly by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 12.03.  Acts of Certificateholders.  (a)  Except as otherwise
                   -------------------------- specifically provided herein,
whenever Certificateholder approval, authorization, direction, notice, consent, waiver or other action is required hereunder, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Holders of Certificates of the specified Class or Classes evidencing, as to each such Class, Percentage Interests aggregating 51% or more.

     (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee the Servicer and the Depositor if made in the manner provided in this Section.

     (c) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (d) The ownership of Certificates shall be proved by the Certificate Registrar.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such security.

     (f) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

     Section 12.04.  Calculations.  Except as otherwise provided in this
                 ------------ Agreement, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year and twelve thirty-day months and will be carried out to at least three decimal places.

     Section 12.05.  Amendment.  This Agreement may be amended from time to
                    --------- time by the Depositor, the Servicer, and the Trustee, but without the consent of any of the Certificateholders, (a) to cure any ambiguity or to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (b) to add to the duties or obligations of the Servicer hereunder, (c) to obtain a rating by a nationally recognized rating agency or to maintain or improve the rating of the Class A Certificates or Class B Certificates then given by a rating agency (it being understood that, after obtaining the rating of the Class A Certificates and Class B Certificates at the Closing Date, none of the Trustee, the Depositor or the Servicer is obligated to obtain, maintain or improve any rating of the Class A Certificates or Class B Certificates), or
(d) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, including without limitation provisions relating to the issuance of definitive Certificates to Certificate Owners provided that book-entry registration of Class A and Class B Certificates is no longer permitted; provided, however, that, in the case of clause (d), such action shall not, -------- ------- as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder (including, without limita- tion, the maintenance of the status of the Trust Fund as a REMIC under the Code).

     This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, without consent of the Certificateholders, to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to (i) maintain the qualification of the Trust Fund as a REMIC under the Code or avoid, or minimize the risk of, the imposition of any tax on the Trust Fund under the Code that would be a claim against the Trust Fund's assets, provided that (a) there shall have been delivered an Opinion of Counsel addressed to the Trustee to the effect that such action is necessary or appropriate to maintain such qualification or avoid any such tax or minimize the risk of its imposition, and (b) such amendment shall not adversely affect in any material respect the interests of any Certificateholder or (ii) prevent the Trust Fund from entering into any "prohibited transaction" as defined in Section 860F of the Code provided that (a) there shall have been delivered an Opinion of Counsel addressed to the Trustee to the effect that such action is necessary or appropriate to prevent the Trust Fund from entering into such prohibited transaction, and
(b) such amendment shall not  adversely  affect   in  any  material  respect
 the interests  of  any Certificateholder.

     This Agreement also may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Holders of each Class of Certificates affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 66%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment shall (i)
                         --------  ------- reduce in any manner the amount
of, or delay the timing of, distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate; (ii) reduce the aforesaid percentage of Certificates, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding or (iii) adversely affect the status of the Trust Fund as a REMIC or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.

     Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and the Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this Section 12.05 to approve the particular form of any proposed amendment but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Section 12.06.  Recordation of Agreement.  To the extent permitted by
                   ------------------------ applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Contracts are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Servicer's expense with the consent of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Contracts.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 12.07.  Contribution of Assets.  Except as provided in Section
                    ---------------------- 3.05(b) and so much of Section
3.05(a) as does not relate to a deposit in lieu of repurchase of a Contract the principal balance of which is incorrectly set forth on the Contract Schedule, following the Closing Date, the Trustee shall not accept any contribution of additional assets to the Trust Fund unless the Depositor has delivered an Opinion of Counsel addressed to the Trustee to the effect that
(i) the contribution of such assets into the Trust Fund will not cause the Trust Fund to fail to qualify as a REMIC so long as any Certificate is outstanding and (ii) such contribution will not cause the imposition of tax on contributions to the Trust Fund after the "start-up day" (as defined in Section 860G of the Code) with respect thereto.

     Section 12.08.  Duration of Agreement.  This Agreement shall continue
                   --------------------- in existence and effect until terminated as herein provided.

     SECTION 12.09.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                  ------------- ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 12.10. Notices. All demands, notices and communications ------- hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, or telecopied (with transmission confirmed by telephone) to, or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, New York, New York 10281-1310, Attention: _______________, (ii) in the case of the Servicer, _____________________, Attention:
_________________, (iii) in the case of the Trustee, _________________,
_________________________, Attention: ___________; (iv) in the case of
Moody's, 99 Church Street, New York, New York 10004, Attention: Asset Backed Monitoring and (v) in the case of Standard & Poor's, 25 Broadway, New York, New York 10004, Attention: Consumer Asset Backed Surveillance Group.

     Section 12.11. Merger and Integration of Documents. Except as ----------------------------------- specifically stated
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

     Section 12.12.  Headings.  The headings herein are for purposes of
                -------- reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     Section 12.13. Counterparts. This Agreement may be executed in two or ------------ more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                             (End of Article XII)



          IN WITNESS WHEREOF, the Depositor, _________, as Servicer and Contract Seller and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                  MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                  By: ______________________________
                                      Name: ________________________
                                      Title: _______________________



                                  _____________________________,
                                  as Servicer and Contract Seller


                                  By: ______________________________
                                      Name: ________________________
                                      Title: _______________________



                                   ____________________


                                  By: ______________________________
                                      Name: ________________________
                                      Title: _______________________



State of New York   )
                    ) ss.:
County of New York  )

     On the _______ day of ____________, 199_ before me, a notary public in and for said State, personally appeared ___________________________ , known to me to be ______________ of Merrill Lynch Mortgage Investors, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              ____________________________________________
                                             Notary Public

(Notarial Seal)


State of              )
                      )  ss.:
County of             )


          On the _________ day of _______________, 199_ before me, a notary public in and for said State, personally appeared, known to me to be a Senior Vice President of __________________, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                   _______________________________________
                                               Notary Public

(Notarial Seal)


State of New York        )
                         ) ss.:
County of New York       )

     On the ______ day of ___________________, 199_ before me, a notary public in and for said State, personally appeared _________________, known to me to be a Trust Officer of _________________, the national banking association that executed the within instrument, and also known to be the person who executed it on behalf of said national association, and acknowledged to me that such national association executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                   _______________________________________
                                               Notary Public


(Notarial Seal)


                                 EXHIBIT A-1

                              CONTRACT SCHEDULE



                                 EXHIBIT A-2

                          CONTENTS OF CONTRACT FILE

     With respect to each Contract, the Contract File shall include the following items:

          1.   The original Contract.

          2. With respect to a Contract that is not a Land Home Contract, evidence of one or more of the following types of perfection of the security interest in the related Manufactured Home granted by such Contract, as appropriate: (a) the title document, with notation of such security interest on such title document, (b) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon, or
(c) such other evidence of perfection of a security interest in a manufactured housing unit as is customarily relied upon in the
jurisdiction  in  which the  related Manufactured Home is  located.   With
respect to a Land Home Contract, the Mortgage with evidence of recording thereon and, if the Manufactured Home is not part of the real estate constituting the related Mortgaged Property, the evidence of the perfection of the security interest in the related Manufactured Home specified in the preceding sentence and an assignment of the Mortgage in blank.

          3.   All assignments of the Contracts.

          4.   Any extension agreement(s).


                                  EXHIBIT B

                     FORM OF FACE OF CLASS A CERTIFICATE

               SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

Number _____

Date of Pooling and                Original Denomination Servicing Agreement
and            $___________________ Cut-off Date ____________ 1, 199_
       Original Class A Principal
Balance Class A Pass-Through Rate: ___%    $


                                   Distribution Date after
                 Latest Due Date:  First Distribution Date
                 CUSIP ________________


               MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
              PASS-THROUGH CERTIFICATE

                       SERIES 199_-_, CLASS A (SENIOR)

               evidencing a percentage interest in any distributions allocable to the Class A Certificates with respect to a pool of fixed rate conventional manufactured housing contracts formed and sold by

                    Merrill Lynch Mortgage Investors, Inc.

which manufactured housing contracts either were originated or acquired by and are initially serviced by __________________ (the "Servicer").

     This Certificate does not represent an obligation of or interest in Merrill Lynch Mortgage Investors, Inc., the Servicer or the Trustee referred to below or any of their Affiliates.

     Neither this Certificate nor the underlying manufactured housing contracts are guaranteed or insured by Merrill Lynch Mortgage Investors, Inc., the Servicer or by any governmental agency or instrumentality.

     THE PORTION OF THE ORIGINAL CLASS A PRINCIPAL BALANCE EVIDENCED BY THIS CERTIFICATE ("CERTIFICATE BALANCE") WILL BE REDUCED BY DISTRIBUTIONS ON THIS CERTIFICATE THAT ARE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.


     This certifies that ___________________ is the registered owner of an undivided interest in certain monthly distributions with respect to a pool (the "Contract Pool") of conventional manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below) and certain other property (collectively, the "Trust Fund"). The Contracts either were originated or acquired by and are serviced by __________________ (the "Servicer") and are secured by Manufactured Homes. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement"), by and among the Depositor, the Servicer, and _________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth here- after. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 199_-_ (the "Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     On each Distribution Date, the Trustee will cause to be distributed from funds in the Certificate Account to each Class A Certificateholder an amount equal to the product of the Percentage Interest evidenced by such Class A Certificateholder's Certificate and the Class A Distribution Amount.

     Distributions on this Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or by wire transfer to Holders of Class A Certificates with original denominations aggregating at least $5 million who have given the Trustee written instructions at least 5 business days prior to the related Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified ln such notice of final distribution.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     Reference is hereby made to the further provisions of this Certificate set forth hereafter, which further provisions shall for all purposes have the same effect as if set forth at this place.

     (Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.)

     (This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by anu authorized officer of the Trustee.)

     (IN WITNESS WHEREOF; the Depositor has caused this Certificate to be duly executed.)

Dated:

                                   MERRILL LYNCH MORTGAGE
                                     INVESTORS, INC.

                                   By   ______________________________
                                        Authorized Officer

(Form of Certificate of Authentication)


This is one of the Certificates
referred to in the within-
mentioned Agreement.

By                                 By   ____________________,



                              OR

   Authenticating Agent                      Trustee



_________________________          _________________________)
Authorized Signatory		   Authorized Signatory


     (IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


				    --------------------------
				    -----------------, not in its individual capacity but solely as Trustee



				    By __________________________
					   Authorized Officer

Countersigned:


By: ____________________
    Authorized Officer of
    ____________________
    ____________ not in
    its individual capacity
    but solely as Trustee)


                                  EXHIBIT C

               	FORM OF FACE OF CLASS B CERTIFICATE

        	(SOLELY FOR U.S. FEDERAL INCOME TAX
		PURPOSES, THIS CERTIFICATE  IS  A
		"REGULAR  INTEREST"  IN  A  "REAL  ESTATE
		MORTGAGE INVESTMENT  CONDUIT" AS  THOSE
		TERMS  ARE DEFINED, RESPECTIVELY,  IN
		SECTIONS 860G  AND 860D  OF THE  INTERNAL
		REVENUE CODE.  THE FOLLOWING
		INFORMATION IS PROVIDED SOLELY  FOR THE
		PURPOSE OF  APPLYING THE  U.S.
		FEDERAL INCOME  TAX ORIGINAL ISSUE DISCOUNT
		("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ______________ __, 199_. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS ___%. ASSUMING THAT PRINCIPAL PAYMENTS ARE MADE
		ON THE CONTRACTS UNDERLYING THE
		CERTIFICATES AT A CONSTANT ANNUAL PREPAYMENT
		RATE OF __% OF THE PREPAYMENT MODEL, THIS
		CERTIFICATE HAS BEEN ISSUED WITH NO MORE
		THAN $_________ OF OID PER $1,000 OF INITIAL
		PRINCIPAL AMOUNT, THE YIELD TO MATURITY IS
		___% AND THE AMOUNT OF OID ATTRIBUTABLE TO
		THE INITIAL SHORT ACCRUAL PERIOD IS NO
		MORE THAN $_______ PER $1,000 OF INITIAL
		PRINCIPAL  AMOUNT, CALCULATED UNDER
		THE EXACT METHOD.   NO REPRESEN- TATION IS
		MADE AS TO THE RATE AT WHICH PRINCIPAL
		PAYMENTS WILL BE MADE ON THE CONTRACTS.)

              	THIS CERTIFICATE IS SUBORDINATED IN RIGHT
		OF PAYMENT TO THE CLASS A CERTIFICATES AS
		DESCRIBED IN THE POOLING AND SERVICING
		AGREEMENT REFERRED TO HEREIN.

Number ______


Date of Pooling and 			Original Denomination
Servicing Agreement and			$____________________
Cut-off Date
_____________ 1, 199			     Original Class B
					Principal Balance
Class B Pass-Through Rate:____%		$____________________

					Distribution Date after
					Latest Due Date:
First Distribution Date			______________ 15, 201__
____________ 15, 199



               MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                           PASS-THROUGH CERTIFICATE
                    Series 199_, CLASS B (SUBORDINATE)


		    evidencing a percentage interest in
		    any distributions allocable to the
		    Class B Certificates with respect to
		    a pool of fixed rate conventional manufactured housing contracts formed and sold by

                    Merrill Lynch Mortgage Investors, Inc.

which manufactured housing contracts either were originated or acquired by and are initially serviced by __________________ (the "Servicer").

     This Certificate does not represent an obligation of or interest in Merrill Lynch Mortgage Investors, Inc., the Servicer or the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying manufactured housing contracts are guaranteed or insured by Merrill Lynch Mortgage Investors, Inc., the Servicer or by any governmental agency or instrumentality.

     THE PORTION OF THE ORIGINAL CLASS A PRINCIPAL BALANCE EVIDENCED BY THIS CERTIFICATE ("CERTIFICATE BALANCE") WILL BE REDUCED BY DISTRIBUTIONS ON THIS CERTIFICATE THAT ARE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

     This certifies that ______________________________ is the registered owner of an undivided interest in certain monthly distributions with respect to a pool (the "Contract Pool") of conventional manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below) and certain other property (collectively, the "Trust Fund"). The Contracts either were originated or acquired by and are serviced by __________________ (the "Servicer") and are secured by Manufactured Homes. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement"), by and among the Depositor, the Servicer, and _________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 199_-_ (the "Certificates"), and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     On each Distribution Date, the Trustee will cause to be distributed to each Class B Certificateholder an amount equal to the product of (i) the Percentage Interest evidenced by such Class R Certificateholder's
Certificate and, subject to the prior rights of Holders of Class A and Class B Certificates as specified in the Agreement, the Amount distributable to the Class R Certificateholders, payable solely from funds in the Certificate Account.

     Distributions on this Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or by wire transfer to Holders of Class B Certificates with original denominations aggregating at least $5 million who have given the Trustee written instructions at least five business days prior to the related Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

     The Class B Certificateholders will have the benefit of the right to receive Reserve Fund Draw Amounts from the Reserve Fund, as described and as limited in the Agreement.

     Unless this Certificate is presented by an authorized representative of The Depositary Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede
& Co., has an interest herein.

     Reference is hereby made to the further provisions of this Certificate set forth hereafter, which further provisions shall for all purposes have the same effect as if set forth at this place.

     (Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.)

     (This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by any authorized officer of the Trustee.)

     (IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.

Dated:

                                   MERRILL LYNCH MORTGAGE
                                     INVESTORS, INC.


                                   By:  ______________________________
                                        Authorized Officer


(Form of Certificate of
  Authentication)


This is one of the Certificates
referred to in the within-
mentioned Agreement.


By                                 By   _______________________,

                                      OR


     Authenticating Agent               Trustee



_________________________          _________________________
Authorized Signatory               Authorized Signatory)


     (IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


				    --------------------------
				    -----------------, not in its individual capacity but solely as Trustee



				    By __________________________
					   Authorized Officer

Countersigned:


By: ____________________
    Authorized Officer of
    ____________________
    ____________ not in
    its individual capacity
    but solely as Trustee)



				  EXHIBIT D

		     FORM OF FACE OF CLASS R CERTIFICATE


		     (SOLELY FOR U.S. FEDERAL INCOME TAX
		     PURPOSED, THIS CERTIFICATE IS A
		     "RESIDUAL INTEREST" IN A "REAL ESTATE
		     MORTGAGE INVESTMENT CONDUIT" AS
		     THOSE TERMS ARE DEFINED, RESPECTIVE-
 		     LY, IN SECTIONS 860G AND 860D OF THE
	 	     INTERNAL REVENUE CODE.

		     THIS CERTIFICATE IS SUBORDINATED IN
		     RIGHT OF PAYMENT TO THE CLASS A AND
		     CLASS B CERTIFICATES AS DESCRIBED IN
		     THE POOLING AND SERVICING AGREEMENT
		     REFERRED TO HEREIN.

		     THIS CLASS R CERTIFICATE HAS NOT BEEN
		     REGISTERED UNDER THE SECURITIES ACT OF
		     1933, AS AMENDED, OR THE SECURITIES
		     LAWS OF ANY STATE AND MAY NOT BE RESOLD
		     OR TRANSFERRED UNLESS IT IS REGISTERED
  		     PURSUANT TO SUCH ACT OR LAWS OR IS SOLD
		     OR TRANSFERRED IN TRANSACTIONS WHICH ARE
		     EXEMPT FROM REGISTRATION UNDER SUCH ACT
		     OR UNDER APPLICABLE STATE LAW AND IS
		     TRANSFERRED IN ACCORDANCE WITH THE
		     PROVISIONS OF SECTION 4.02 OF THE
		     AGREEMENT REFERRED TO HEREIN.

		     NEITHER THIS CERTIFICATE NOR ANY
		     BENEFICIAL INTEREST HERREIN MAY BE,
		     DIRECTLY OR INDIRECTLY, TRANSFERRED,
		     SOLD, PLEDGED, HYPOTHECATED OR
		     OTHERWISE ASSIGNED WITHOUT THE
		     EXPRESS WRITTEN CONSENT OF THE MASTER
		     SERVICER, ACTING ON BEHALF OF THE TRUST
		     FUND, AND ANY TRANSFER IN VIOLATION OF
		     THIS RESTRICTION SHALL BE ABSOLUTELY NULL
		     AND VOID AND SHALL VEST NO RIGHTS IN ANY
		     PURPORTED TRANSFEREE, AND SHALL SUBJECT
		     THE HOLDER HEREOF TO LIABILITY FOR ANY
		     TAX IMPOSED (AND RELATED EXPENSES, IF ANY)
		     WITH RESPECT TO SUCH ATTEMPTED TRANSFER.


Class R Residual Interest	Percentage Interest:___%

Number _____
Date of Pooling and
Servicing Agreement and
Cut-off Date
____________ 1, 199

				Distribution Date after
				Latest Due Date:
First Distribution Date		________________ 15, 201___
____________15, 199


               MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                           PASS-THROUGH CERTIFICATE
                    Series 199_, CLASS R (SUBORDINATE)


		    evidencing a percentage interest in
		    any distributions allocable to the
		    Class B Certificates with respect to
		    a pool of fixed rate conventional manufactured housing contracts formed and sold by

                    Merrill Lynch Mortgage Investors, Inc.

which manufactured housing contracts either were originated or acquired by and are initially serviced by __________________ (the "Servicer").

     This Certificate does not represent an obligation of or interest in Merrill Lynch Mortgage Investors, Inc., the Servicer or the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying manufactured housing contracts are guaranteed or insured by Merrill Lynch Mortgage Investors, Inc., the Servicer or by any governmental agency or instrumentality.

     This certifies that ______________________________ is the registered owner of an undivided interest in certain monthly distributions with respect to a pool (the "Contract Pool") of conventional manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below) and certain other property (collectively, the "Trust Fund"). The Contracts either were originated or acquired by and are serviced by __________________ (the "Servicer") and are secured by Manufactured Homes. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement"), by and among the Depositor, the Servicer, and _________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 199_-_ (the "Certificates"), and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     On each Distribution Date, the Trustee will cause to be distributed to each Class R Certificateholder an amount equal to the product of (i) the Percentage Interest evidenced by such Class R Certificateholder's
Certificate and, subject to the prior rights of Holders of Class A and Class B Certificates as specified in the Agreement, the Amount distributable to the Class R Certificateholders, payable solely from funds in the Certificate Account.

     Distributions on this Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or by wire transfer to Holders of Class 5 Certificates. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth hereafter, which further provisions shall for all purposes have the same effect as if set forth at this place.

     (Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.)

     (This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by any authorized officer of the Trustee.)

     (IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.

Dated:

                                   MERRILL LYNCH MORTGAGE
                                     INVESTORS, INC.


                                   By:  ______________________________
                                        Authorized Officer


(Form of Certificate of
  Authentication)


This is one of the Certificates
referred to in the within-
mentioned Agreement.


By                                 By   _______________________,

                                      OR


     Authenticating Agent               Trustee



_________________________          _________________________
Authorized Signatory               Authorized Signatory)


     (IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


				    --------------------------
				    -----------------, not in its individual capacity but solely as Trustee



				    By __________________________
					   Authorized Officer

Countersigned:


By: ____________________
    Authorized Officer of
    ____________________
    ____________ not in
    its individual capacity
    but solely as Trustee)



                                      EXHIBIT E

            (FORM OF REVERSE OF CLASS A, CLASS B AND CLASS R CERTIFICATES)

     As provided in the Agreement, deductions and withdrawals from the Certificate Account will be made from time to time for purposes other than distributions to Certificateholders, such purposes including payment of the Monthly Servicing Fee, reimbursement to the Servicer for certain expenses incurred by it, and reimbursement to the Servicer for previous advances with respect to delinquent payments on the Contracts.

     The Trustee will cause to be kept at its Corporate Trust Office in __________________, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate dated the date of authentication by the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or to correct or supplement any provisions therein which may be inconsistent with any other provisions therein, (ii) to add to the duties or obligations of the Servicer under the Agreement, (iii) to obtain a rating by a nationally recognized rating agency or to maintain or improve the rating of the Class A or Class B Certificates then given by a rating agency (it being understood that, after obtaining the rating of the Class A Certificates and Class B Certificates at the Closing Date, none of the Trustee, the Depositor or the Servicer is,obligated to obtain, maintain or improve any rating of the Class A or Class B Certificates), (iv) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, including without limitation, provisions relating to the issuance of definitive Certificates to Certificate Owners provided that book-entry registration of Class A and Class B Certificates is no longer permitted, provided that, in the case of clause (iv) such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder (including, without limitation, the maintenance of the status of the Trust Fund as a REMIC under the Code). The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, without consent of the Certificateholders, to modify, eliminate or add to the provisions of the Agreement to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC under the Code or avoid, or minimize the risk of, the imposition of any tax on the Trust Fund or to prevent the Trust Fund from entering into certain prohibited transactions under the Code, provided that such amendment shall not adversely affect in any material respect the interests of any Certificateholder and there shall have been delivered to the Trustee an Opinion of Counsel to the effect that such action is necessary or appropriate for such purposes.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating at least 66%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment may (i) reduce in
any               --------  ------- manner the amount of, or delay the
timing of, distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of a Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding or (iii) adversely affect the status of the Trust Fund as a REMIC or cause a tax to be imposed on the Trust Fund under the REMIC provisions.

     The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement will terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Contract or the disposition of all property acquired upon repossession of any Contract and the remittance of all funds due thereunder; or (ii) at the option of the Depositor or the Servicer, on any Distribution Date after the first Distribution Date on which the Pool Principal Balance was less than 10% of the Principal Balance on the date of the initial issuance of the Certificates, so long as the Depositor or the Servicer, as the case may be, deposits in the Certificate Account the repurchase price specified in the Agreement.

                             (FORM OF ASSIGNMENT)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE) (*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under
Section 3406 of the Code.)


____________________ ____________________



__________________________________________________________________________
(Please Print or Typewrite Name and Address of Assignee)


__________________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint


_____________________________________________ Attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)               ________________________________________
                                  NOTICE: The signature to this assignment
must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.


                                  EXHIBIT F

                                  (SERVICER)

                CERTIFICATE REGARDING SUBSTITUTION OF ELIGIBLE
               SUBSTITUTE CONTRACT

     The undersigned certify that they are (title) and (title), respectively of __________________ (the "Contract Seller"), and that as such they are duly authorized to execute and deliver this certificate on behalf of the Contract Seller pursuant to Section 3.05(b) of the Pooling and Servicing Agreement (the "Agreement") dated as of _______________ 1, 199_ between Merrill Lynch Mortgage Investors, Inc., as Depositor, the Contract Seller, as Servicer, and _________________, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

     1. The Contracts on the attached schedule are to be substituted on the date hereof pursuant to Section 3.05(b) of the Agreement and each such Contract is an Eligible Substitute Contract (description, as to each Contract, as to how it satisfies the definition of "Eligible Substitute Contract").

     2. The Contract File for each such Contract being substituted for a Replaced Contract is in the custody of the Servicer and each such Contract has been stamped in accordance with Section 3.02(y) of the Agreement.

     3. The UCC-1 financing statement in respect of the Contracts to be substituted, in the form required by Section 3.05(b)(ii) of the Agreement, has been filed with the appropriate office in California.

     (4. There has been deposited in the Certificate Account the amounts listed on the schedule attached hereto as the amount by which the Contract Principal Balance of each Replaced Contract exceeds the Contract Principal Balance of each Contract being substituted therefor.)

     IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of _____________, 19___.

                                   (SERVICER)

                                   By:  __________________________________
                                      (Name)
        (Title)


                                  EXHIBIT G

                                  (SERVICER)

                       CERTIFICATE OF SERVICING OFFICER

     The undersigned certifies that he is a (title) of (Servicer), a (
        ) corporation (the "Servicer")  and that as such he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 7.02 of the Pooling and Servicing Agreement (the "Agreement") dated as of ________________ 1, 199_ between Merrill Lynch Mortgage Investors, Inc., __________________, as Servicer, and _________________, as trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

          1. The Monthly Report for the period from to attached to this certificate is complete and accurate in accordance with the requirements of Sections 7.01 and 7.02 of the Agreement; and

          2. As of the date hereof, no Event of Default or event that with notice or lapse of time or both would become an Event of Default has occurred.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of _____________, 19___.


                                   (SERVICER)


                                   By:  __________________________________
                                      (Name)
        (Title)



                                  EXHIBIT H

                              TRANSFER AFFIDAVIT


STATE OF                 )
                         : ss:
COUNTY                   )


     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is an officer of _____________________, a corporation duly organized and existing under the laws of the State of California, the proposed transferee (the "Transferee") of the Class R Certificates from the Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 199_-_, issued pursuant to the Pooling and Servicing Agreement, dated as of _________ 1, 199_ (the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., the Transferee, and _________________, Capitalized terms used, but not defined herein or in
Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring the Residual Interests either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

     3. The Transferee has been advised and understands that (i) a tax shall be imposed on Transfers of Class R Certificates to Persons that are not Permitted Transferees; (ii) such tax is imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised of, and understands that a tax shall be imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that no tax will be imposed for any period for which the record holder furnishes to the pass-through entity an affidavit stating that the record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. Transferee has reviewed the provisions of Section 4.08 o(Pound Sterling) the Agreement (attached hereto as Exhibit 1 and incorporated herein by reference) and understands the legal consequences of the acquisition of the Class R Certificates including, without limitations, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 4.08 of the Agreement. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

     6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer the Class R Certificates and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer the Class R Certificates or cause any Class R Certificates to be Transferred to any Person that the Transferee knows is not a Permitted Transferee.

     7.   The Transferee's taxpayer identification number is
________________________.


     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of ___________________, 199_.


                                   (Name of Transferee)


                              By:  _______________________________________
                                 Name:
Title:


(Corporate Seal)


ATTEST:




_________________________ (Assistant) Secretary


     Personally appeared before me the above-named _____________, known or proved to me to be the same person who executed the foregoing instrument, and to be the ______________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this ____ day of ___________, 199_.



                                   ___________________________________
                                   NOTARY PUBLIC


                                   My commission expires the ___ day of
                                   ________, 19___.


                                  EXHIBIT I

                          FORM OF INVESTMENT LETTER


Representations of Purchaser. ----------------------------

     1. The Purchaser is acquiring the Class __ Certificate as principal for its own account for the purpose of investment (neither the Underwriter nor any of its Affiliates need represent that it is acquiring for purposes of investment) and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control.

     2. The Purchaser has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Class __ Certificate and is able to bear the economic risk of such investment. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Purchaser has been given such information concerning the Class __ Certificate, the underlying Contracts and the Servicer as it has requested.

     3. The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale by the Purchaser of the Class __ Certificate.

     4. The Purchaser understands that the Class __ Certificate has not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may be resold (which resale is not currently contemplated) only if an exemption from registration is available, that neither the Depositor, the Servicer nor the Trustee is required to register the Class __ Certificate and that any transfer must comply with Sections 4.02 and 4.08 of the Pooling and Servicing Agreement. In connection with any resale of the Class __ Certificate, the Purchaser shall not make any general solicitation or advertisement.

     5. The Purchaser agrees that it will obtain from any purchaser of the Class __ Certificate from it the same representations, warranties and agreements contained in the foregoing paragraphs 1 through 4 and in this paragraph 5.

     6. The Purchaser hereby directs the Trustee to register the Class __ Certificate acquired by the Purchaser in the name of its nominee as follows:
___________________________.

                                   Very truly yours,


                                        By:  _____________________________
                                             Name: _______________________
                                             Title: ______________________